UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SAFEGUARD SCIENTIFICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SAFEGUARD SCIENTIFICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Safeguard Shareholder:

You are invited to attend the Safeguard Scientifics, Inc. 2014 Annual Meeting of Shareholders.

DATE AND TIME:	May 22, 2014, 8:00 a.m. Eastern Time

PLACE:	Courtyard Philadelphia Valley Forge/King of Prussia 1100 Drummers Lane, Wayne, PA 19087

RECORD DATE:	Only shareholders who owned stock at the close of business on March 28, 2014, can vote at this meeting and any adjournments that may take place.

ITEMS OF BUSINESS:

—    Vote on the election of nine directors;

—    Vote on a non-binding, advisory resolution to approve the compensation of our named executive officers;

—    Vote on a proposal to amend and restate our 2004 Equity Compensation Plan to increase the number of shares of our common stock reserved for issuance by 2,200,000 shares, or from 2,166,666 shares to 4,366,666 shares, and to make certain other clarifying changes and updates;

—    Vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014; and

—    Consider such other business as may properly come before the meeting.

YOUR VOTE IS IMPORTANT TO US. We encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible to ensure your representation at the annual meeting, regardless of whether you plan to attend in person.

April 8, 2014	By Order of the Board of Directors,

Deirdre Blackburn, Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014

The Notice of Annual Meeting, Proxy Statement and our Annual Report for the fiscal year ended

December 31, 2013, are available at www.safeguard.com/proxy.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

When and where is the annual meeting?

Safeguard’s annual meeting is being held on May 22, 2014, at 8:00 a.m. Eastern Time at Courtyard Philadelphia Valley Forge/King of Prussia, 1100 Drummers Lane, Wayne, PA 19087. You may obtain directions to the meeting at www.safeguard.com/annualmeeting.

Do I need a ticket or proof of Safeguard ownership to attend the annual meeting?

You will not need a ticket to attend the annual meeting. However, only persons with evidence of stock ownership, or who are guests of Safeguard, may attend and be admitted to the annual meeting. Photo identification, such as a valid driver’s license or passport, will be required. If you are not a shareholder of record but hold shares through a broker, trust company, bank or other nominee, you will need to provide proof of beneficial ownership on the record date, such as a legal proxy from your broker, trust company, bank or other nominee, your most recent brokerage account statement prior to March 28, 2014 (the record date for determining the shareholders entitled to vote at the annual meeting), a copy of the voting instruction form provided by your broker, trustee or other nominee, or other similar evidence of ownership. If you do not have photo identification and proof that you own Safeguard shares, you will not be admitted to the annual meeting.

Why am I receiving these materials?

You are receiving Safeguard’s annual report, notice of annual meeting, proxy statement and a proxy card or voting instruction form because you owned shares of Safeguard stock on March 28, 2014. This proxy statement contains detailed information relating to the proposals on which we would like you, as a shareholder, to vote. The proxy card or voting instruction form is used for voting on the proposals. The annual report, notice of annual meeting and proxy statement also are available on the Internet at www.safeguard.com/proxy.

How many shares must be present to hold the annual meeting?

To hold our annual meeting, a quorum must be present. A quorum is a majority of our outstanding shares entitled to vote as of March 28, 2014, present in person or represented by proxy. Abstentions and broker non-votes are treated as present for quorum purposes.

Who can vote at the annual meeting?

You can vote your shares of common stock at our annual meeting if you were a shareholder at the close of business on March 28, 2014, the record date for our annual meeting. On the record date, we had 21,238,641 shares of common stock issued and outstanding, each of which entitles the holder to one vote for each matter to be voted on at our annual meeting. In the election of directors, shareholders may elect to cumulate their votes as described below under “What does cumulative voting mean?”

What does cumulative voting mean?

Cumulative voting applies only in the election of directors. It means that you may cast a number of votes equal to the number of Safeguard shares you own multiplied by the number of directors to be elected. For example, since nine directors are standing for election at the annual meeting, if you hold 100 shares of Safeguard stock, you may cast 900 votes (nine times 100) in the election of directors. You may distribute those votes among as few or as many of the nine nominees as you wish. In other words, in the example provided, you may cast all 900 votes FOR one nominee or allocate your 900 votes among two or more nominees, as long as the total equals 900 votes.

If you received a proxy card and wish to vote cumulatively, you must:

—	Check the appropriate box under item 1 on the proxy card; and

—	Write the name of each nominee and the number of votes to be cast for each nominee in the space provided.

If you vote cumulatively, please check to be sure that the votes you cast add up to the number of shares you own multiplied by nine. If the number of votes does not add up correctly, your votes will not be counted until a properly completed proxy card has been received.

The cumulative voting feature for the election of directors also is available by voting in person at the annual meeting; however, it is not available if you vote by telephone or the Internet. If you are the beneficial owner of shares held in street name and wish to vote cumulatively, you will need to contact your broker, bank or other nominee holder of your shares.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

Most of Safeguard’s shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. There are important distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent to you directly by Safeguard. You have the right to grant your voting proxy directly to Safeguard or to vote in person at the annual meeting. Safeguard has enclosed a proxy card for your use in voting your shares.

Beneficial Owner. If your shares are held in street name (such as in a brokerage account or by another nominee, such as a bank or trust company), you are considered the beneficial owner of the shares, and these proxy materials, together with a voting instruction form, are being forwarded to you by your broker or other nominee. You have the right to direct your broker or other nominee how to vote your shares, but unless you receive a proxy from your broker, you cannot vote your shares directly or by proxy – you must instruct your broker or other nominee as to how to vote your shares. You also are invited to attend the annual meeting. However, to vote your shares at the annual meeting, you will need a legal proxy from your broker or other nominee.

How do I vote my shares?

	If you are a shareholder of record	If you are a beneficial owner
By Internet or smartphone (24 hours a day)	www.investorvote.com/SFE or scan the QR code on your proxy card with your smartphone	www.proxyvote.com
By telephone (24 hours a day)	1-800-652-VOTE (8683)	Call the toll-free number indicated on your voting instruction form
By mail	Return a properly executed and dated proxy card in the pre-paid envelope provided	Return a properly executed and dated voting instruction form by mail or by such other method(s) your broker or other nominee makes available
In person at our annual meeting	Instructions on attending our annual meeting in person can be found above

You must obtain a legal proxy from the organization that holds your shares if you wish to attend our annual meeting and vote in person. Additional instructions on attending our annual meeting in person can be found above

Telephone and Internet voting will close at 11:59 p.m. Eastern Time the day prior to the annual meeting date.

How does Safeguard’s Board recommend I vote and what vote is required for adoption or approval of each matter to be voted on?

Proposal	Directors’ Recommendation	Vote Required
Board of Directors	FOR all nominees	The nine nominees who receive the highest number of FOR votes at the annual meeting will be elected as directors
Advisory vote to approve executive compensation	FOR the resolution approving the compensation of our named executive officers	Affirmative vote of the majority of the votes cast by shareholders entitled to vote for the proposal
Approval of the amended and restated 2004 Equity Compensation Plan	FOR approval of the amended and restated 2004 Equity Compensation Plan	Affirmative vote of the majority of the votes cast by shareholders entitled to vote for the proposal
Ratification of appointment of independent registered public accounting firm	FOR ratification of the appointment of KPMG LLP	Affirmative vote of the majority of the votes cast by shareholders entitled to vote for the proposal

Unless a contrary choice is specified, proxies solicited by our Board will be voted for the election of our director nominees and for each of the other proposals. Our Board requests discretionary authority to cumulate votes in the election of directors and to vote on any other matters that may properly arise at the annual meeting.

What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Withheld Votes or Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-votes
Election of Directors	FOR or WITHHOLD (for each director nominee)	No effect – not counted as a “vote cast”	No	No effect, assuming a quorum is present
Advisory vote to approve executive compensation	FOR, AGAINST or ABSTAIN	No effect – not counted as a “vote cast”	No	No effect, assuming a quorum is present
Approval of the amended and restated 2004 Equity Compensation Plan	FOR, AGAINST or ABSTAIN	No effect – not counted as a “vote cast”	No	No effect, assuming a quorum is present
Ratification of appointment of independent registered public accounting firm	FOR, AGAINST or ABSTAIN	No effect – not counted as a “vote cast”	Yes	No effect, assuming a quorum is present

What is a broker non-vote?

A broker non-vote occurs when your broker submits a proxy for the meeting with respect to the ratification of the appointment of our independent registered public accounting firm but does not vote on non-discretionary matters because you did not provide voting instructions on those matters.

Will my shares be voted if I do not sign and return my proxy card or voting instruction form or give specific voting instructions when I deliver my proxy or voting instruction form?

Shareholder of Record. If you do not provide a proxy, your shares will not be voted unless you attend our annual meeting and vote your shares. If you return your proxy card and indicate that you wish to vote as recommended by our Board or if you sign your proxy card but do not mark any boxes showing how you wish to vote, then the proxy holders designated by our Board to act on behalf of shareholders will vote your shares and cumulate your votes as recommended by our Board and, in their discretion, will vote on any other matters which may properly arise at the annual meeting.

Beneficial Owner. If you do not provide your broker or other nominee with voting instructions, your broker may cast a vote on your behalf for ratification of the appointment of our independent registered public accounting firm or leave your shares unvoted. Your broker may not vote on your behalf on any other proposals, absent specific instructions from you.

What do I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may change your vote at any time prior to the vote at our annual meeting by:

—	Re-voting by telephone or via the Internet (only your latest vote will be counted); note that telephone and Internet voting will close at 11:59 p.m. Eastern Time the day prior to our annual meeting date;

—	Submitting another proxy card with a later date (again, only your latest vote will be counted);

—	Sending written notice to our Corporate Secretary (which must be received at our corporate headquarters no later than 5:00 p.m. Eastern Time the day before our annual meeting) stating that you would like to revoke (that is, cancel) your proxy; or

—	Voting in person at our annual meeting.

If you are the beneficial owner of shares held in street name, you may submit new voting instructions by following the instructions provided by your broker or other nominee. You also may vote in person at the annual meeting if you obtain a legal proxy from your broker or other nominee authorizing you to vote at our annual meeting.

Who will count the votes?

A representative of Safeguard will count the votes and act as the judge of election.

What is “householding” and how does it affect me?

If you and other residents at your mailing address are the beneficial owner of shares held in street name, your broker or other nominee may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or other nominee. This practice is commonly referred to as “householding” and potentially provides extra convenience for shareholders and cost savings for companies. Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your broker or other nominee will send only one copy of our annual report and proxy statement to your address; however, each shareholder in your household should continue to receive a separate voting instruction form.

If you are the beneficial owner of shares held in street name and you would like to receive your own set of our annual report and proxy statement in the future, or if you share an address with another Safeguard shareholder and together both of you would like to receive only a single set of Safeguard annual documents, please contact your broker or other nominee.

If you are currently subject to householding and would like to receive an individual copy of this year’s annual report or proxy statement, we will promptly send a copy to you if you send a written request to Safeguard Scientifics, Inc., Attention: Investor Relations, 435 Devon Park Drive, Building 800, Wayne, PA 19087 or call 1-877-506-7371.

ITEM 1 — ELECTION OF DIRECTORS

Our directors are elected annually and serve until the next annual meeting of shareholders. All of the nominees for this year’s election are currently serving as directors. Each nominee has consented to serve until the next annual meeting if elected. If any director is unable to stand for re-election after distribution of this proxy statement, the Board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voted on the original director candidate will be cast for the substituted candidate.

Director Nominee Experience and Qualifications

Our Board believes that the Board should collectively possess a broad range of skills, expertise, industry and other knowledge, and business experience that meets the needs of our corporate strategy and provides effective oversight of our business. The Nominating & Corporate Governance Committee has developed a matrix of skills and experience which it has determined would be beneficial to have represented on our Board. The Nominating & Corporate Governance Committee regularly reviews the appropriate skills and experience required of directors in the context of the fit between Safeguard’s needs regarding its Board composition and the individual skills and experience of the current Board members.

The Nominating & Corporate Governance Committee does not have a formal policy with respect to diversity. However, the Nominating & Corporate Governance Committee’s charter provides that the committee shall “seek members from diverse backgrounds” and will evaluate nominees for election to our Board “with the objective of recommending a group that through its diversity of experience can provide relevant advice and counsel to management.” The Board and the Nominating & Corporate Governance Committee believe that it is essential that our Board members have diverse professional experience and differences in viewpoints and skills.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating & Corporate Governance Committee considers the needs of the Board as a whole as well as the staffing needs of each of its committees. With respect to the nomination of continuing directors for re-election, an individual’s past contributions to the Board also are considered. The Board monitors the effectiveness of this approach via an annual internal board and peer assessment, as well as ongoing director succession planning discussions by the Board and its Nominating & Corporate Governance Committee. From time to time, the Nominating & Corporate Governance Committee may conduct informal or formal searches and consider specific new candidates for potential nomination for election or for appointment to our Board. In considering potential director candidates, the Nominating & Corporate Governance Committee seeks the following attributes for director nominees:

—	A strong record of personal integrity and ethical conduct;

—	A leader in the companies or institutions with which he or she is affiliated;

—	Competencies, skills and experiences that are complementary to the background and experience represented on Safeguard’s Board and that meet the needs of Safeguard’s strategy and business;

—	A willingness and ability to devote sufficient time to fulfill his or her responsibilities to Safeguard and our shareholders;

—	The ability to represent the long-term interests of our shareholders; and

—	The ability to provide relevant advice and counsel to management and best perpetuate the success of Safeguard’s business.

As part of its ongoing review of Board composition, in late 2013, the Nominating & Corporate Governance Committee recommended to the Board that the retirement age of 75 specified in Safeguard’s Corporate Governance Guidelines be waived for Mr. Lietz for one year to allow him to stand for re-election at the 2014 annual meeting and provide continuity of leadership to the Board. The Board concurred with the Nominating & Corporate Governance Committee’s recommendation.

2014 Nominees for Director

Our Board believes that all of the nominees named below are highly qualified and bring to the Board the executive leadership skills and experience required for service on our Board. The biography of each of our director nominees includes the specific experiences, qualifications, attributes and skills that caused the Nominating & Corporate Governance Committee and our Board to determine that the individual should be nominated to serve as a director until our 2015 annual meeting, given our business and structure.

The Board recommends a vote FOR each nominee. The nine nominees who receive the highest number of affirmative votes will be elected as directors.

Andrew E. Lietz, age 75 Chairman of the Board Director since: 2003 Safeguard Board Committees: Capital Management, Compensation	Other public directorships: Amphenol Corporation Former public directorships within past five years: DDi Corp. and Omtool Corporation

Career Highlights:

—	Managing Director and Founder, Rye Capital Management, private equity investment firm (2001 – 2008)
—	Executive Chairman, Clare Corporation, manufacturer of integrated circuits, solid-state relays and electronic switches (2000 – 2002)
—	President and Chief Executive Officer (1995 – 2000) and other executive positions (1985 – 1995), Hadco Corporation, global manufacturer of electronic interconnect products and services

Experience and Qualifications: Mr. Lietz has more than 40 years of corporate management experience, including strategic planning; operations management; capital markets transactions; debt and equity financings; merger and acquisition transactions; and more than 20 years’ service in public sector activities and on public company boards.

Stephen T. Zarrilli, age 52 President and Chief Executive Officer Director since: 2012 Safeguard Board Committees: Capital Management	Other public directorships: Nutrisystem, Inc. Former public directorships within past five years: Clarient, Inc.

Career Highlights:

—	President and Chief Executive Officer (November 2012 – present); Senior Vice President and Chief Financial Officer (June 2008 – November 2012); and Acting Chief Administrative Officer and Acting Chief Financial Officer (December 2006 – June 2007), Safeguard Scientifics, Inc.
—	Co-founder and Managing Director, Penn Valley Group, a middle-market management advisory and private equity firm (2004 – June 2008)
—	Chief Financial Officer, Fiberlink Communications Corporation (2001 – 2004)
—	Chief Executive Officer, Concellera Software, Inc. (2000 – 2001)
—	Chief Executive Officer (1999 – 2000) and Chief Financial Officer (1994 – 1998), US Interactive, Inc. (a public company which filed for bankruptcy protection in 2001)
—	Deloitte & Touche (1983 – 1994)

Experience and Qualifications: Mr. Zarrilli has more than 30 years of experience in corporate finance and accounting, general operations and executive management; capital markets transactions; debt and equity financings; merger and acquisition transactions; and emerging ventures.

Julie A. Dobson, age 57 Director since: 2003 Safeguard Board Committees: Compensation (Chair), Nominating & Corporate Governance	Other public directorships: American Water Works Company Inc., PNM Resources, Inc. and RadioShack Corporation Former public directorships within past five years: LCC International, Inc.

Career Highlights:

—	Chief Operating Officer, Telecorp PCS, Inc., a wireless/mobile phone company that was acquired by AT&T Wireless, Inc. (1998 – 2002)
—	Various executive positions during her 18-year career with Bell Atlantic Corporation, including President, Bell Atlantic Corporation’s New York/New Jersey Metro Region mobile phone operations, Vice President of Bell Atlantic Enterprises Corporation, and President and Chief Executive Officer of Bell Atlantic Business Systems International

Experience and Qualifications: Ms. Dobson has 22 years of corporate and entrepreneurial experience, including experience relevant to corporate finance and accounting matters; strategic planning, corporate development and operations management; capital markets transactions; and debt and equity financings. Ms. Dobson also has relevant experience growing businesses organically and through merger and acquisition transactions and experience serving on public company boards and the principal committees thereof.

Keith B. Jarrett, Doctor of Business Administration, age 65 Director since: 2012 Safeguard Board Committees: Audit, Capital Management	Other public directorships: Trustee, Eagle Mutual Funds of Raymond James Financial Former public directorships within past five years: None

Career Highlights:

—	Co-founder and Principal, Rockport Funding, LLC, a specialty finance start-up company incubator and private equity investment boutique (2003 – present)
—	Founding Executive, Thomson Financial, a leading vendor of information and technology solutions to the global financial community, including service as the CEO of Thomson Financial International for seven years, founding and directing its Corporate Venture Capital Group, and founding and developing many of its Straight Through Processing initiatives (1986 – 2001)

Experience and Qualifications: Dr. Jarrett has more than 25 years of experience in venture capital, private equity and finance technology. Dr. Jarrett also has domain expertise in the medical information technology sector and has relevant experience in capital markets transactions; global strategic planning and business development; and growing businesses organically and through merger and acquisition transactions.

George MacKenzie, age 65 Director since: 2003 Safeguard Board Committees: Audit (Chair), Nominating & Corporate Governance	Other public directorships: American Water Works Company Inc. (Chair) and Tractor Supply Company Former public directorships within past five years: C&D Technologies, Inc.

Career Highlights:

—	Interim Chief Executive Officer, American Water Works Company, Inc., a provider of water services in North America (January – April 2006)
—	Interim Chief Executive Officer, C&D Technologies, Inc., a technology company that markets systems for the conversion and storage of electrical power (March – July 2005)
—	Executive Vice President and Chief Financial Officer, P.H. Glatfelter Company, a manufacturer of specialty papers and engineered products (September 2001 – June 2002)
—	Vice Chairman (2000 – 2001) and Chief Financial Officer (1995 – 2001) of, and several other executive positions during his 22-year career with, Hercules, Incorporated, a global chemical specialties manufacturer

Experience and Qualifications: Mr. MacKenzie has extensive experience in corporate finance and accounting. He has served as the chief financial officer of a publicly traded company, and he is a certified public accountant. Mr. MacKenzie also has experience in capital markets transactions; debt and equity financings; global strategic planning and operations management; merger and acquisition transactions; and risk management. In addition, he has extensive public company board experience, including service on multiple audit, compensation and nominating and corporate governance committees.

George D. McClelland, age 67 Director since: 2006 Safeguard Board Committees: Audit, Compensation, Nominating & Corporate Governance (Chair)	Other public directorships: None Former public directorships within past five years: None

Career Highlights:

—	Co-founder, Vice Chairman and Director of Business Development of F Squared Investments, an investment management company (2006 – 2013)
—	Chairman, CEO and co-founder of eSecLending, a provider of securities lending services to the pension industry (2000 – 2001)
—	Senior Vice President, United Asset Management Corporation, a public holding company (1994 –2001)
—	Multiple corporate management roles, FMC Corp., a diversified financial services company (1987 – 1991)
—	Corporate Treasurer, Data General Corporation, a technology company (1972 – 1987)

Experience and Qualifications: Mr. McClelland has extensive experience in corporate finance, treasury and accounting; capital markets transactions; debt and equity financings; venture investment; investment management; merger and acquisition transactions; and risk management. He also has entrepreneurial experience as a founding member of multiple companies; extensive domain expertise in the technology, healthcare and financial sectors; and public and private company board service experience.

Jack L. Messman, age 74 Director since: 1994 Safeguard Board Committees: Capital Management, Nominating & Corporate Governance	Other public directorships: AMG Advanced Metallurgical Group N.V. and RadioShack Corporation Former public directorships within past five years: Timminco Limited

Career Highlights:

—	Chairman and Chief Executive Officer, Novell, Inc., a provider of infrastructure software products (2001 – 2006)
—	Chief Executive Officer and President of Cambridge Technology Partners, an e-business systems integration company (1999 – 2001)
—	Chairman and Chief Executive Officer, Union Pacific Resources Group, an oil and gas exploration and production company (1991 – 1999)
—	Chairman and Chief Executive Officer, USPCI, Inc., environmental services company (1988 – 1991)

Experience and Qualifications: Mr. Messman has extensive experience in treasury and financial planning matters; capital markets transactions; debt and equity financings; strategic planning and operations management; and merger and acquisition transactions. In addition, he possesses domain expertise in the technology sector and public and private company board service experience.

John J. Roberts, age 69 Director since: 2003 Safeguard Board Committees: Audit, Compensation

Other public directorships: Armstrong World Industries, Inc., Vonage Holdings Corp., Inc. and Trustee, Pennsylvania Real Estate Investment Trust

Former public directorships within past five years: None

Career Highlights:

—	Global Managing Partner and a Member of the Leadership Team, PricewaterhouseCoopers LLP at the time of his retirement in June 2002, completing a 35-year career with the professional services firm during which he served in a variety of client service and operating positions

Experience and Qualifications: Mr. Roberts is a certified public accountant and has extensive experience in corporate finance and accounting; capital markets transactions; debt and equity financings; global strategic planning, corporate development and operations management; management and technology consulting; risk management; and merger and acquisition transactions. He also has public and private company board service experience, including service on multiple audit committees.

Robert J. Rosenthal, PhD, age 57 Director since: 2007 Safeguard Board Committees: Audit, Capital Management (Chair)	Other public directorships: None Former public directorships within past five years: None

Career Highlights:

—	Chairman and Chief Executive Officer, IMI Intelligent Medical Implants, AG, a medical technology company (2010 – 2012)
—	President and Chief Executive Officer, Magellan Biosciences, Inc., a provider of clinical diagnostics and life sciences research tools (October 2005 – 2009)
—	President and Chief Executive Officer, TekCel, Ltd., a provider of life sciences research tools (2003 – 2007)
—	President and Chief Executive Officer, Boston Life Sciences, Inc., a diagnostic and therapeutic development company (2002 – 2003)
—	President and Chief Executive Officer, Magellan Discovery Technologies, LLC, a life sciences acquisition company (2001 – 2002)
—	Senior Vice President, Perkin Elmer Corporation and President of its instrument division (1999 – 2000)
—	Various executive positions, Thermo Optek Corporation (1995 – 1999)

Experience and Qualifications: Dr. Rosenthal has 20 years of experience relating to companies involved in the development of diagnostics, therapeutics, medical devices, and life sciences tools. His specific experience includes strategic planning and positioning; corporate and product development; operations management; capital markets transactions; debt and equity financings; fund-raising; merger and acquisition transactions; and corporate finance. Dr. Rosenthal also has significant public and private company board experience.

Skills and Qualifications of Board

The following table includes the skills and qualifications of each director that led our Board to conclude that the director is qualified to serve on our Board.

	Andrew Lietz	Stephen Zarrilli	Julie Dobson	Keith Jarrett	George MacKenzie	George McClelland	Jack Messman	John Roberts	Robert Rosenthal
Operational / Direct Management Experience: Healthcare Technology	✓	✓ ✓	✓ ✓	✓		✓ ✓	✓	✓	✓
Capital Markets Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Private Equity / Venture Capital Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Expertise / Literacy	✓	✓	✓	✓	✓	✓	✓	✓	✓
C-level Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Other Public / Private Director Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓

CORPORATE GOVERNANCE AND BOARD MATTERS

Safeguard’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating & Corporate Governance Committee Charter are available at www.safeguard.com/governance. The Code of Business Conduct and Ethics is applicable to all employees of Safeguard, including each of our executive and financial officers, and the members of our Board. Safeguard intends to post information regarding amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to Safeguard’s directors or executive officers) in the Corporate Governance section of our website. Our website is not part of this proxy statement. All references to our website address are intended to be inactive textual references only.

Board Independence. Safeguard’s common stock is listed on the New York Stock Exchange (“NYSE”). To assist the Board in making independence determinations, the Board has adopted categorical standards which are reflected in our Corporate Governance Guidelines. Generally, under these standards, a director does not qualify as an independent director if any of the following relationships exist:

—	Currently or within the previous three years, the director has been employed by us; someone in the director’s immediate family has been one of our executive officers; or the director or someone in the director’s immediate family has been employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee;

—	The director is a current partner or employee, or someone in the director’s immediate family is a current partner of, a firm that is our internal or external auditor; someone in the director’s immediate family is a current employee of the firm and personally works on our audit; or the director or someone in the director’s immediate family is a former partner or employee of such a firm and personally worked on our audit within the last three years;

—	The director or someone in the director’s immediate family received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service that are not contingent in any way on continued service);

—	The director is a current employee or holder of more than 10% of the equity of another company, or someone in the director’s immediate family is a current executive officer or holder of more than 10% of the equity of another company, that has made payments to or received payments from us, in any of the last three fiscal years of the other company, that exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

—	The director is a current executive officer of a charitable organization to which we have made charitable contributions in any of the charitable organization’s last three fiscal years that exceed the greater of $1 million or 2% of that charitable organization’s consolidated gross revenues.

The Board has determined that Julie Dobson, Keith Jarrett, Andrew Lietz, George MacKenzie, George McClelland, Jack Messman, John Roberts and Robert Rosenthal have no direct or indirect material relationships with us other than their directorship and, therefore, are independent within the meaning of the NYSE listing standards and satisfy the categorical standards contained in our Corporate Governance Guidelines. Mr. Zarrilli, our President and Chief Executive Officer, is our only non-independent director.

Director Attendance at Meetings. At the date of this proxy statement, Safeguard’s Board has nine members and four standing committees. The Board held six meetings in 2013 and committees of the Board held a total of 25 meetings. Each incumbent director attended well over 75% of the total number of meetings of the Board and committees of which he or she was a member during 2013. Overall attendance at such meetings was approximately 93%. Each year, the Board meets on the same day as the annual meeting of shareholders. Although there is no policy requiring Board members to attend the annual meeting, all Board members are encouraged to attend and typically do so. Eight of our directors attended our 2013 annual meeting.

Executive Sessions of the Board. Under our Corporate Governance Guidelines and NYSE listing standards, non-employee directors meet in executive session at each regularly scheduled Board meeting, outside of the presence of any management directors and any other members of Safeguard’s management. The Chairman of the Board presides at these sessions.

Leadership Structure and Committee Composition. Based upon the recommendation of our Nominating & Corporate Governance Committee, the Board has determined that separating the roles of the Chief Executive Officer and Chairman of the Board is in the best interests of the shareholders at the present time. The Board views the role of the Chief Executive Officer as having responsibility for the day-to-day leadership and performance of Safeguard, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the Board.

Based on the recommendation of our Nominating & Corporate Governance Committee, our Board has determined that our current Board committee structure is the most appropriate for Safeguard, at present.

Audit Committee. The Audit Committee held five meetings during 2013. The Audit Committee’s responsibilities, which are described in detail in its charter, include, among other duties, the responsibility to:

—	Assist the Board in fulfilling its responsibilities regarding general oversight of the integrity of Safeguard’s financial statements, Safeguard’s compliance with legal and regulatory requirements, and the performance of Safeguard’s internal audit function;

—	Interact with and evaluate the performance, qualifications and independence of Safeguard’s independent registered public accounting firm;

—	Review and approve related party transactions; and

—	Prepare the report required by SEC regulations to be included in the proxy statement.

The Audit Committee has the sole authority to retain, set compensation and retention terms for, terminate and oversee the relationship with Safeguard’s independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee also oversees the activities of the internal auditor, reviews the effectiveness of the internal audit function and approves the appointment of the internal auditor. The Audit Committee has the authority to obtain advice, counsel and assistance from internal and external legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding from Safeguard for such advice and assistance. Although the Audit Committee has the powers and responsibilities set forth in its charter, its role is oversight, and management has primary responsibility for the financial reporting process of Safeguard.

The Board has determined that each member of the Audit Committee meets the independence requirements established by SEC regulations, the NYSE listing standards and our Corporate Governance Guidelines. The Board has determined that Messrs. MacKenzie, McClelland and Roberts and Dr. Rosenthal are “audit committee financial experts” within the meaning of the SEC regulations, and the Board has determined that each member of the Audit Committee has accounting and related financial management expertise within the meaning of the NYSE listing standards. Mr. Roberts serves as a member of the audit committee of the board of directors of four publicly traded companies, including our Audit Committee. The Board has determined that such simultaneous service does not impair Mr. Roberts’ ability to effectively serve on our Audit Committee.

Capital Management Committee. The Capital Management Committee held 11 meetings during 2013. As described in detail in its charter, the Board has delegated to the Capital Management Committee the authority to approve, between regularly scheduled Board meetings, the following transactions:

—	Follow-on transactions in existing partner companies involving amounts between $5 million and $20 million;

—	New transactions involving amounts between $10 million and $20 million; and

—	Divestitures of existing partner companies involving amounts between $10 million and $20 million.

Compensation Committee. The Compensation Committee held six meetings during 2013. The Compensation Committee’s responsibilities, which are described in detail in its charter, include, among other duties, the responsibility to:

—	Approve the philosophy for compensation of our executives and other employees;

—	Establish compensation (including base salary, incentive compensation and equity-based programs) for our Chief Executive Officer and other executive officers;

—	Administer the long- and short-term compensation and performance-based incentive plans (which are cash and equity based);

—	Approve employment agreements and perquisites provided to our executive officers;

—	Review management’s recommendations for our broad-based employee benefit plans;

—	Evaluate and recommend to the Board the compensation for all non-employee directors for service on the Board and its committees; and

—	Review and discuss with management the Compensation Discussion and Analysis and recommend to the Board its inclusion in our Annual Report on Form 10-K and proxy statement.

It also is the responsibility of the Compensation Committee to assess Safeguard’s compensation policies and practices insofar as they may create risk for Safeguard. The Compensation Committee evaluates this risk annually and in early 2014 made the affirmative determination that it does not believe that any of our compensation policies and practices are reasonably likely to have a material adverse effect on Safeguard. Safeguard’s Audit Committee and our Board have concurred in that determination.

The Board has determined that each member of the Compensation Committee meets the independence requirements established by SEC regulations, the NYSE listing standards and our Corporate Governance Guidelines.

Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee held two meetings during 2013. The Nominating & Corporate Governance Committee’s responsibilities, which are described in detail in its charter, include, among other duties, the responsibility to:

—	Establish criteria for the selection of directors;

—	Evaluate and consider qualified Board candidates, including those recommended by shareholders;

—	Recommend to the Board the nominees for director, including nominees for director in connection with Safeguard’s annual meeting of shareholders;

—	Conduct an annual evaluation of the Board and its members and oversee the evaluations of each of the Board committees;

—	Take a leadership role in shaping Safeguard’s corporate governance policies, including developing and recommending to the Board Safeguard’s Corporate Governance Guidelines and Code of Business Conduct and Ethics;

—	Review with management Safeguard’s strategic direction and Safeguard’s strategic plan and the implementation of management’s long-term strategy and to report to the Board on such activities;

—	Evaluate the performance of the Chief Executive Officer; and

—	Monitor the process of succession planning for the Chief Executive Officer and executive management.

The Board has determined that each member of the Nominating & Corporate Governance Committee meets the independence requirements established in the NYSE listing standards and by our Corporate Governance Guidelines.

Annual Performance Evaluations. The Nominating & Corporate Governance Committee annually assesses the performance of the Board based on input from all directors and shares its assessment with the Board. The Audit Committee, Capital Management Committee, Compensation Committee and Nominating & Corporate Governance Committee also annually assess their respective performance and committee processes.

Review and Approval of Transactions with Related Persons. The Board has adopted a written policy which charges the Audit Committee with the responsibility of reviewing with management at each regularly scheduled meeting and determining whether to approve any transaction (other than a transaction that is available to all employees generally on a non-discriminatory basis) between us and our directors, director nominees and executive officers or their immediate family members. Between regularly scheduled meetings of the Audit Committee, management may preliminarily approve a related party transaction, subject to ratification of the transaction by the Audit Committee. If the Audit Committee does not ratify the transaction, management will make all reasonable efforts to cancel the transaction.

Risk Management. Our Board, as a whole and at the committee level, is actively involved in the oversight of risks that affect Safeguard’s business. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee oversees the management of financial related risks and related party transactions. The Nominating & Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest. Although the oversight of certain risks is conducted through committees of the Board, our full Board retains responsibility for risk oversight and no individual committee has been delegated responsibility for such function. Our Board receives reports at each regularly scheduled Board meeting by each committee chair regarding each committee’s considerations and actions, as well as regular reports directly from our senior management team regarding particular risks that may impact Safeguard. This allows our Board and its committees to coordinate the risk oversight role and to keep our Board timely apprised of all risks that might impact Safeguard’s business.

Communications with Safeguard’s Board. Any shareholder or other interested party may communicate with our Board or any specified non-management director(s) by addressing the communication as follows:

c/o Corporate Secretary

Safeguard Scientifics, Inc.

435 Devon Park Drive, Building 800

Wayne, PA 19087-1945

The guidelines for communications with our Board are available on our website at www.safeguard.com/governance.

Process for Nominating Potential Director Candidates. In addition to its other responsibilities, the Nominating & Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating & Corporate Governance Committee may use any number of methods to identify and evaluate potential director nominees, including personal, management and industry contacts; recruiting firms; and candidates recommended by shareholders.

The Nominating & Corporate Governance Committee considers properly submitted shareholder recommendations of director candidates in substantially the same manner as it considers director candidate recommendations from other sources. Any shareholder recommendation must include the following: the nominee’s name and the information about the nominee that would be required in a proxy statement under the SEC’s rules; information about the relationship between the nominee and the nominating shareholder; proof of the number of shares of Safeguard common stock that the nominating shareholder owns and the length of time the shares of Safeguard common stock have been owned; and a letter from the nominee certifying his or her willingness to serve, if elected, as a director.

Recommendations should be addressed to the Chairperson, Nominating & Corporate Governance Committee:

c/o Corporate Secretary

Safeguard Scientifics, Inc.

435 Devon Park Drive, Building 800

Wayne, PA 19087-1945

Board Compensation. During 2013, each of our non-employee directors was compensated for his or her service as a director through cash payments as shown in the table below:

Compensation Item	Amount ($)
Annual Board Retainers (payable relative to a full year of Board service):
Chairman of the Board	80,000
Other Directors	50,000
Additional Annual Chairperson Retainers (payable relative to a full year of committee service):
Audit Committee	15,000
Capital Management Committee	15,000
Compensation Committee	10,000
Nominating & Corporate Governance Committee	7,500
Meeting Attendance Fees:
Board – annual strategy meeting	1,500
Committee	1,500

We also reimburse our directors for expenses they incur to attend our Board and committee meetings and for attendance at one director continuing education program during each calendar year or the reasonable cost of one year’s membership in an organization which is focused on director education.

In December 2013, at the Compensation Committee’s request, Semler Brossy assisted the committee in assessing our Board compensation practices relative to current market practices. After reviewing Semler Brossy’s findings and recommendations, the Compensation Committee recommended that the Board increase the annual retainer for the chair of the Nominating & Corporate Governance Committee from $7,500 to $10,000, effective January 1, 2014, in recognition of the increased workload and attention placed on director recruitment.

On May 23, 2013, each non-employee director who stood for re-election at the 2013 annual meeting was awarded a recurring annual service grant which consisted of 5,000 deferred stock units (“DSUs”). The annual service DSU grants fully vest on the first anniversary of the grant date or, if earlier, once a director reaches age 65. The DSUs represent the right to receive shares of Safeguard common stock, on a one-for-one basis, following the date upon which the director leaves the Board.

Safeguard also maintains a Group Deferred Stock Unit Program for Directors (“Directors’ DSU Program”) which allows each outside director, at his or her election, to receive DSUs in lieu of cash retainer and meeting fees paid to each director, as described above, for service on the Board and its committees (“Directors’ Fees”). The deferral election applies to Directors’ Fees to be received for the calendar year following the year in which the election is made and remains in effect for each subsequent year unless the director elects otherwise by the end of the calendar year prior to the year in which the services are rendered. The number of DSUs awarded is determined by dividing the Directors’ Fees by the fair market value of Safeguard’s stock on the date on which the director would have otherwise received the Directors’ Fees. Each director also receives a number of matching DSUs, based on the same fair market value calculation, equal to 25% of the Directors’ Fees deferred. A director is always fully vested in DSUs awarded in lieu of Directors’ Fees deferred; the matching DSUs vest fully on the first anniversary of the date the matching DSUs were credited to the director’s account or, if earlier, once a director reaches age 65. Each DSU entitles the director to receive one share of Safeguard common stock following the date upon which the director leaves the Board. A director also may elect to receive the stock in annual installments over a period of up to five years after leaving the Board.

Director Compensation – 2013. The following table provides information on compensation earned for services provided during 2013 by each non-employee director who served on our Board at any time during 2013:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)(4)
Julie A. Dobson	74,018	83,982	–	–	158,000
Keith B. Jarrett	75,500	83,068	–	–	158,568
Andrew E. Lietz	105,500	85,999	–	–	191,499
George MacKenzie	78,500	79,225	–	–	157,725
George D. McClelland	77,518	89,216	–	–	166,734
Jack L. Messman	72,500	79,225	–	–	151,725
John J. Roberts	66,500	79,225	–	–	145,725
Robert J. Rosenthal	86,571	79,225	–	–	165,796

(1)	The amounts included in this column reflect Directors’ Fees earned for services provided during 2013, including amounts deferred under our Directors’ DSU Program. Of the amount of Directors’ Fees earned for services provided during 2013, Dr. Jarrett deferred payment of 20%, Ms. Dobson and Mr. Lietz each deferred payment of 25%, and Mr. McClelland deferred payment of 50%. Each director received DSUs in lieu of Directors’ Fees that they deferred and matching DSUs equal to 25% of the Directors’ Fees that they deferred. Directors who defer fees and receive DSUs are essentially investing in common stock equivalents that are initially valued based on the fair market value of our common stock on the date of issuance. As a result, the value of their DSUs fluctuates with the market value of our common stock.

(2)	These amounts do not represent compensation actually received. Rather, these amounts represent the grant date fair values of the matching DSUs and the annual service grant of DSUs computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), excluding the effect of estimated forfeitures related to service-based vesting conditions. The fair value of the DSUs is determined by multiplying the number of shares underlying the DSUs by the average of the high and low trading prices of Safeguard’s common stock, as reported on the NYSE composite tape, on the grant date. The matching DSUs issued in January 2013 related to fees deferred that were earned during the fourth quarter of 2012. The following table presents the grant date fair value for each DSU award made to each non-employee director during 2013:

	Grant Date Fair Value ($)
Name	1/15/13	4/15/13	5/23/13	7/15/13	10/15/13
Julie A. Dobson	1,367	1,268	79,225	1,003	1,120
Keith B. Jarrett	921	998	79,225	919	1,004
Andrew E. Lietz	1,813	1,711	79,225	1,537	1,712
George MacKenzie	–	–	79,225	–	–
George D. McClelland	2,838	2,662	79,225	1,938	2,552
Jack L. Messman	–	–	79,225	–	–
John J. Roberts	–	–	79,225	–	–
Robert J. Rosenthal	–	–	79,225	–	–

(3)	The directors’ aggregate holdings of DSUs and stock options to purchase shares of our common stock (both vested and unvested), as of December 31, 2013, were as follows:

Name	DSUs (#)	Stock Options (#)
Julie A. Dobson	30,498	31,664
Keith B. Jarrett	6,682	8,333
Andrew E. Lietz	26,673	15,000
George MacKenzie	19,696	31,664
George D. McClelland	57,000	39,997
Jack L. Messman	52,818	23,332
John J. Roberts	25,376	18,332
Robert J. Rosenthal	21,134	31,665

(4)	Directors also are eligible for reimbursement of expenses incurred in connection with attendance at Board and committee meetings. These amounts are not included in the table above.

Stock Ownership Guidelines. Each non-employee director is expected to own a number of shares of our stock having a value at least equal to a designated multiple of the annual retainer paid to such director for service on our Board. Such ownership is expected to be achieved within the later of five years after an individual’s election to our Board or the fifth anniversary following any increase in the required multiple of the annual retainer. Since 2012, the equity position threshold in our stock that is required to be held by non-employee directors is three times the annual cash Board retainer. No sales of stock are permitted during the period in which the ownership requirement has not been met (except for limited stock sales to meet tax obligations), without the approval of the Board. Shares counted toward these guidelines include:

—	Outstanding shares beneficially owned by the director;
—	Vested shares of restricted stock;
—	Vested DSUs that have been credited to the director; and
—	The net value of shares underlying vested, in-the-money options (“Net Option Value”).

For purposes of calculating the value to be used in monitoring compliance with the ownership guidelines, we utilize (a) the greater of the current value or the cost basis of purchased shares; (b) the greater of the current value or fees deferred in connection with vested DSUs; and (c) our trailing six-month average share price in determining Net Option Value.

Based on information they have provided to us, all of our outside directors, with the exception of Dr. Jarrett who joined our Board in 2012, have achieved the required ownership levels.

ITEM 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In 2011, our Board determined that an annual advisory “say-on-pay” vote on executive compensation would be the most appropriate alternative for Safeguard and approximately 90% of the votes cast by our shareholders at our 2011 annual meeting were voted in favor of future advisory say-on-pay votes being held annually. Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders with the opportunity to endorse or not endorse Safeguard’s 2013 executive compensation as described in this proxy statement. Shareholders also may abstain from voting.

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 19 of this proxy statement. As described in the Compensation Discussion and Analysis, the purpose of Safeguard’s compensation policies and procedures is to attract and retain experienced, highly qualified executives crucial to Safeguard’s long-term success and enhancement of shareholder value. The Compensation Committee has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. The vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation.

Our Board recommends that shareholders indicate their support for the 2013 executive compensation afforded to Safeguard’s named executive officers by voting FOR the following resolution:

“RESOLVED, that the compensation paid to Safeguard’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure included in this proxy statement, is hereby APPROVED.”

This vote will not be binding on our Board or the Compensation Committee and may not be construed as overruling a decision by our Board or the Compensation Committee or imply any additional fiduciary duty on our Board. Further, it will not affect any compensation paid or awarded to any executive.

Unless our Board modifies its policy on the frequency of future advisory say-on-pay votes, the next advisory say-on-pay vote will be held at our 2015 annual meeting of shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Compensation Committee (for purposes of this discussion, the “Committee”) is responsible for establishing our company-wide compensation philosophy and practices, for determining the compensation for our “named executive officers,” and for approving the compensation for our other senior executives, based on the recommendations of our President and Chief Executive Officer. This Compensation Discussion and Analysis describes our executive compensation program and the compensation decisions made for 2013 for our named executive officers. At December 31, 2013, there were three individuals serving as named executive officers of Safeguard:

Stephen T. Zarrilli	President and Chief Executive Officer
Jeffrey B. McGroarty	Senior Vice President and Chief Financial Officer
Brian J. Sisko	Executive Vice President, Managing Director and Chief Operating Officer

Our senior executive group is currently comprised of a total of eight executives with the title of Senior Vice President or higher, including our named executive officers. This Compensation Discussion and Analysis also describes programs that apply to our senior executive group as a whole.

2013 Business Highlights

We want to highlight some of our key business developments during 2013, because it is an underlying philosophy of the Committee that a significant portion of our senior executives’ compensation should relate to, and be variable based on, Safeguard’s performance.

Overall, the Committee believes that 2013 was a year of outstanding results for Safeguard. Under the leadership of our President and Chief Executive Officer, Stephen T. Zarrilli, who was promoted to that position in November of 2012; Brian J. Sisko, Executive Vice President, Managing Director and Chief Operating Officer; and Jeffrey B. McGroarty, Senior Vice President and Chief Financial Officer, Safeguard showed strong results against many of the metrics that management and the Committee use to assess our performance. Some of the highlights are as follows:

—	We deployed $34.1 million of capital into six new partner companies and two other early stage enterprises in 2013. The six new partner companies were balanced between our two principal operating sectors, healthcare (three) and technology (three).

—	We deployed an additional $15.3 million in capital to support the growth of our partner companies in which we already had an interest at December 31, 2012.

—	At the end of 2013, we had 22 partner companies in the healthcare and technology sectors, compared to 18 at the end of 2012.

—	We maintained a strong balance sheet and replenished cash during 2013, including adding approximately $36.4 million in initial proceeds (excluding an additional escrow of $4.1 million) related to the sale of our former partner company, ThingWorx, Inc., in late December 2013, and adding approximately $15.7 million in initial proceeds (excluding an additional escrow of $1.7 million) from the sale of former partner company, Alverix, Inc., in early January 2014.

—	We maintained corporate operating expenses (less interest income generated by participating interests in Penn Mezzanine loans and excluding stock-based compensation, severance expenses and transitional service costs paid to our former CEO) at approximately $15.0 million during 2013, while adding additional talent within our deal teams.

—	Overall, our stock price increased approximately 36% during 2013, outperforming the Russell 2000 Index.

Change in Named Executive Officers and Responsibilities in 2013

During 2013, our Board promoted Jeffrey B. McGroarty, our then Senior Vice President, Finance, to also serve as our Chief Financial Officer. In addition, James A. Datin, a former Executive Vice President and Managing Director of Safeguard, resigned in June 2013. Mr. Datin’s severance payments and benefits upon termination of his employment are discussed below under “Severance and Change-in-Control Arrangements.”

Effective Corporate Governance Principles

We believe that our executive compensation philosophy is reflected in the corporate governance principles that support our business and align with our shareholders’ long-term interests. Below is a summary of what we do and what we don’t do relating to our executive compensation philosophy.

WHAT WE DO:

✓	Emphasize variable pay for performance by linking our named executive officers’ target incentive compensation to Safeguard’s financial performance and the attainment of specified metrics

✓	Maintain short-term and long-term incentive programs with distinct performance-based measures

✓	Apply double-trigger vesting of equity awards to our senior executives upon a change in control

✓	Retain an independent compensation consulting firm which provides no other services to Safeguard

✓	Maintain a compensation recoupment policy that will permit us to seek reimbursement of cash and incentive compensation and/or equity grants in certain instances of financial statement restatement

✓	Maintain meaningful stock ownership guidelines for our senior executives and Board members

WHAT WE DON’T DO:

U	Provide golden parachute excise tax or other tax gross-ups upon a change in control

U	Provide any material perquisites

U	Permit repricing of underwater options without shareholder approval

U	Grant stock option awards or stock appreciation rights (“SARs”) below 100% fair market value

U	Permit hedging or short-sales transactions in our stock by our senior executives, or permit the use of Safeguard stock as collateral for indebtedness by our executive officers

U	Provide a pension plan or special retirement program other than our 401(k) plan, which is available to all employees

U	Provide post-retirement health coverage

The Committee reviews our compensation philosophy each year to ensure that its principles and objectives are aligned with our overall business strategy and aligned with the interests of our shareholders in increasing the value of our common stock over the long term. We seek to apply a consistent philosophy across our executive group, not just among our named executive officers.

Compensation Philosophy and Objectives

Our overall goals in compensating our executives are as follows:

—	Attract, retain and motivate executives who are particularly qualified, as a result of their prior professional experience, to shape our business model and pursue our business plan, and whose experience and skills can be leveraged across our partner companies to facilitate the partner companies’ growth and success;

—	Promote and reward the achievement of short-term and long-term corporate and individual objectives that our Board and management believe will lead to long-term growth in shareholder value; and

—	Encourage meaningful equity ownership and the alignment of executive and shareholder interests as an incentive to increase shareholder value.

Our executive compensation program is intended to: provide a mix of fixed and variable at-risk cash compensation; balance rewards for short-term performance with our ultimate goal of producing long-term shareholder value; link variable compensation to specific, identifiable metrics that demonstrate value creation for Safeguard; and facilitate executive recruitment and retention. As has been the case in recent years, in 2013, 75% of our executives’ long-term compensation opportunity was granted subject to capital-return based vesting, under which equity awards vest based on partner company monetizations and the aggregate cash returns produced for Safeguard by such monetizations. The Committee believes this capital-return based vesting directly links our executives’ compensation opportunity to the accomplishment of specific objectives which, it is believed, will result directly in share price appreciation. Therefore, when the Committee considers the relationships between the different components of our overall compensation philosophy, especially the relationship between fixed compensation and variable annual and long-term incentive compensation opportunity, the Committee carefully considers the challenging performance metrics it incorporates into all of our incentive compensation programs.

Role of the Compensation Committee in Compensation Decisions

The Committee is responsible for the design of our executive compensation program and for making decisions regarding our named executive officers’ compensation. The Committee also makes, or has final approval authority regarding, all compensation decisions for our other senior executives. Annually, the Committee reviews executive compensation practices, including the methodology for setting total named executive officers’ compensation, the goals of the program, and the overall compensation philosophy for Safeguard. In setting executive compensation and designing our overall compensation program, the Committee considers the data and advice provided by its independent compensation consultant (as well as information that may be provided by management) to determine the appropriate level, on an absolute and relative basis, of compensation, as well as the mix of compensation components. The Committee has looked to competitive information for guidance rather than rigid adherence to specific percentages. The Committee believes that the overall objectives of its compensation philosophy are better achieved through flexibility. The Committee ultimately makes decisions regarding executive compensation based on its assessment of Safeguard’s performance and the achievement of individual, partner company, and corporate goals.

The Committee is also responsible for approving and granting equity awards to our directors, executives, employees and advisory board members, with the exception of certain limited authority which the Committee has delegated to the President and Chief Executive Officer to make equity grants between regularly scheduled Committee meetings (primarily to new hires and new advisory board members). The Committee’s responsibilities are more fully described in its charter, which is available at www.safeguard.com/governance.

Role of Executive Officers in Compensation Decisions

Within the parameters approved by the Committee each year, our named executive officers are responsible for evaluating and setting compensation for our other employees. Our President and Chief Executive Officer annually assesses the performance of each other named executive officer and each of his other senior executive direct reports and makes a recommendation to the Committee concerning the achievement by our other named executive officers and senior executives of their individual objectives. Our other named executive officers annually assess the other executives who report to them and make recommendations to our President and Chief Executive Officer concerning the achievement of individual objectives by such executives. In determining the compensation of our executives, the Committee considers our President and Chief Executive Officer’s assessment and recommendations. However, other than for compensation that has been established contractually or under quantitative formulas established by the Committee each year under our management incentive plan, the Committee exercises its own discretion in determining whether to accept or modify our President and Chief Executive Officer’s recommendations. These individuals are not present when the Committee and our President and Chief Executive Officer review their performance or when the Committee makes its determinations concerning their compensation.

Role of Consultant

During 2013, as in recent years, the Committee engaged Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to assist the Committee by providing compensation expertise regarding peer group analysis and compensation data, helping the Committee select appropriate performance measures and goals, and advising the Committee regarding evolving compensation best practices and trends. Specifically, Semler Brossy provided information relating to competitiveness of pay levels, compensation plan design, specific equity grant matters, market trends, risk assessment and management and technical considerations concerning named executive officers, other executives and directors. In addition, Semler Brossy also provided information related to specific issues arising during the year. In 2013, these included advising the Committee in connection with compensation adjustments for our Board and regarding proposed changes to our 2004 Equity Compensation Plan, including an increase in the number of shares available for issuance under the plan. Semler Brossy also assisted the Committee with the reporting of executive compensation matters relating to 2013 under applicable SEC disclosure rules. Semler Brossy does not provide services to Safeguard other than those provided to the Committee. Semler Brossy reported to and acted at the direction of, and attended selected meetings as requested by, the Chairperson of the Committee.

The Committee, which has the sole authority to hire and terminate its consultant, evaluates the performance of its consultant annually. In 2013, the Committee considered whether Semler Brossy was “independent,” pursuant to SEC and NYSE rules and our corporate governance documents, and determined that Semler Brossy and its consultants meet those independence standards. In addition, based on its evaluation of Semler Brossy’s independence and information provided by Semler Brossy, the Committee also determined in 2013 that Semler Brossy’s services did not present any conflict of interest.

The Committee has utilized the services of Semler Brossy since 2008. Semler Brossy is compensated on an hourly billing basis. Invoices are directed to and reviewed and approved by the Committee Chairperson before payment by Safeguard.

Setting Executive Compensation

The Committee believes that a very significant portion of each executive’s total compensation should be variable or “at-risk.” It is the view of the Committee that the greater the ability of an executive (based on role and responsibilities at Safeguard) to impact Safeguard’s achievement of its short- and long-term objectives, the greater the percentage of such executive’s overall compensation which should be “at-risk.” The Committee principally utilizes variable/at-risk cash compensation and performance-based equity awards to accomplish its objectives in this regard.

Safeguard management provides the Committee with comprehensive tally sheets on an annual basis to facilitate the Committee’s review of the total compensation of our named executive officers and other senior executives. The Committee has found these tally sheets to be useful in its evaluation of the total compensation program for our named executive officers and other senior executives. From time to time, the Committee requests that supplemental information be included in such tally sheets as its discussions require.

Specifically with regard to our named executive officers, the Committee annually reviews each element of total compensation and compares them to comparable elements at a group of specific companies and industries against which we believe we compete for talent and for shareholder investment, including the venture capital and private equity industries. The Committee also reviews each element of compensation by reference to industry-specific compensation surveys. The analysis provided to the Committee by Semler Brossy at its meeting in October 2012 for purposes of the Committee’s consideration of 2013 cash and total compensation levels measured our compensation against data from the following sources:

Proxy Peer Group Data	g	Business development companies, registered investment companies and holding companies that are representative of the unique nature of our business model for a publicly owned company. Included in this group were: Capital Southwest Corporation; Harris & Harris Group, Inc.; Hercules Technology Growth Capital, Inc.; ICG Group, Inc.; KCAP Financial, Inc.; Main Street Capital Corporation; MCG Capital Corporation; and Triangle Capital Corporation

Venture Capital Survey Data	g

Surveys used included the following:

Dow Jones Private Equity Analyst – Glocap Compensation Survey

US Mercer Benchmark Database – Executive

(Each of the surveys utilized is broad-based and, therefore, is not highly influenced by the data relating to any one company included in the survey.)

The Committee annually evaluates the companies and surveys used for comparison purposes to be certain that the comparables reviewed by the Committee remain appropriate given mergers/acquisitions that may have occurred and any changes in relevant business scope. In connection with the commencement of its process for its 2013 compensation review, in July 2012, the Committee determined that reviewing compensation from multiple perspectives was still appropriate given Safeguard’s unique business model. In reviewing the Proxy Peer Group in connection with that undertaking, the Committee determined that all peers in the peer group remained appropriate. The Committee does not focus on any one single peer or data point in setting compensation levels.

Recognizing that our business strategy, industry focus and diverse array of partner companies make comparisons to other companies difficult, and based on the inherent challenge in matching companies, job positions and skill sets, the Committee has looked to competitive information for general guidance rather than rigid adherence to specific percentages. The Committee has determined that the overall objectives of our compensation philosophy are better achieved through flexibility in determining pay levels to address differences in duties and responsibilities, individual experience, skill levels and achievements, and any retention concerns.

Outcome of the 2013 Say-on-Pay Vote and Shareholder Outreach

At our 2013 annual meeting of shareholders, approximately 78% of our shareholder votes were cast in favor of our say-on-pay proposal on executive compensation. This vote, while overwhelmingly positive, was a decline from the 91% vote in favor in 2012. As part of Safeguard’s ongoing investor relations program, our senior management regularly engages with many of our largest shareholders. During 2013, certain of our senior executives, including our President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, and Senior Vice President, Investor Relations and Corporate Communications, met with approximately 28 of Safeguard’s largest shareholders, in many cases, multiple times. Safeguard management views this shareholder engagement as an important opportunity to develop strong relationships with our key investors over the long term, and to engage in an open dialogue regarding our business strategy and our specific short-term and long-term objectives, as well as governance and compensation issues. As a result of our shareholder outreach, we believe that our shareholders overwhelmingly support our pay-for-performance policies and our compensation program. Accordingly, after considering the results of the advisory vote on executive compensation in the context of its overall review of Safeguard’s compensation policies, and considering our management’s discussions with significant shareholders, the Committee has not and does not expect to implement any significant changes to the structure of our executive compensation program for 2014. The Committee will continue to consider the outcome of our shareholders’ advisory vote on executive compensation and shareholder feedback when making future compensation decisions for our named executive officers.

2013 Compensation Program

During 2013, the Committee used the following principal elements of executive compensation to meet its overall goals:

Base Pay	g	Fixed cash compensation, based on competitive market practices and existing salary levels, that rewards an executive’s core competencies relative to skills, experience, responsibilities and anticipated contributions to us and our partner companies. The Committee reviews salary levels annually in comparison to market data to insure competitive base pay;

Annual Incentives	g	Variable, at-risk, performance-based, short-term incentive compensation, based on competitive market practices and existing incentive compensation levels, that rewards an executive’s contributions towards the achievement of annual corporate objectives and an executive’s achievement of individual performance objectives. These incentives may be paid in the form of cash or equity at the Committee’s discretion, although these have been paid in cash in recent years;

Long-Term Incentives	g	Long-term incentive awards are principally equity-based awards that encourage executive ownership of our stock and promote continued employment with us through the use of vesting based on the achievement of milestones/results which by their nature are long term and/or which are based on extended tenure with Safeguard. These awards align our executives’ interests with those of our shareholders. The value of the awards to the executive is directly impacted by (i) cash-on-cash realized returns on our partner company deployments and/or (ii) our stock price increases;

Health and Welfare Benefits	g	Benefits that are part of our broad-based employee benefit programs, including medical, dental, life insurance, disability plans, and our 401(k) plan matching contributions; and

Severance and Change- in-Control Arrangements	g	Severance benefits that are payable or which accrue if a particular executive’s employment is terminated by Safeguard “without cause” or by the executive for “good reason.” These benefits are intended to help us retain certain of our named executive officers and other executives, providing us with continuity of executive management. In the event of a change in control, in certain circumstances, these severance benefits may be increased, which functions as a further retention mechanism.

Base Pay. Base pay is established initially on the basis of several factors, including market competitiveness; past practice; individual performance and experience; the level of responsibility assumed; the level of skills and experience that can be leveraged across our partner companies to facilitate their growth and success; and individual employment negotiations with executives. All of our named executive officers have an agreement with us which sets a minimum base salary.

Base salaries typically are reviewed annually (at the end of one year and the beginning of the upcoming calendar year) by the Committee, as well as in connection with a promotion or other changes in job responsibilities. As noted above, Safeguard believes it competes for executive talent with venture capital and private equity firms, among others. In considering whether to adjust base salary levels of any of our executives for 2013, the Committee took into account:

—	The proxy peer group and survey data provided by Semler Brossy;

—	The Committee’s assessment of Safeguard’s overall performance during 2012 and the ongoing individual performance of each of our named executive officers;

—	United States economic conditions, in general; and

—	Changes in scope of job responsibility.

In late 2012, in connection with their promotions, the Committee reviewed the base salaries of Messrs. Zarrilli and McGroarty and approved an increase in each of their base salaries. No further adjustments to base salaries were made for our named executive officers for 2013.

Annual Incentives.

Incentive Opportunity. The Committee annually awards bonuses to our executives under Safeguard’s Management Incentive Program (“MIP”). The MIP is designed to provide a variable short-term incentive to each of our named executive officers and our other executives and employees based on Safeguard’s annual performance. These awards are approved annually following the end of each year, based on the Committee’s assessment of the achievement by each executive of corporate and individual performance objectives, as measured against the executive’s target personal and corporate objectives established at the beginning of the year. Payments may be made in cash and/or equity, in the Committee’s discretion. Neither the actual awards to be made under the MIP nor the minimum long-term value of any equity grants made is guaranteed.

In early March 2013, the Committee approved corporate objectives and target award levels for 2013 for our named executive officers and also approved the individual objectives for our President and Chief Executive Officer under the 2013 MIP. The Committee further authorized our President and Chief Executive Officer to approve the 2013 individual objectives for our other senior executives, including our other named executive officers. Finally, the Committee also determined that each of our named executive officers and other senior executives was eligible to receive an award under the MIP based on the following mix of corporate and individual objectives:

—	80% on the achievement of corporate objectives; and

—	20% on the achievement of individual objectives.

Our remaining employees also participated in our 2013 MIP, with professional staff incentives based on the same mix of corporate and individual objectives as our executives, and administrative employee incentives based 50% on corporate objectives and 50% on individual objectives.

We believe that short-term compensation (such as base salary and annual incentive awards under the MIP) should not be based solely on the short-term performance of our stock, whether favorable or unfavorable, but rather as well on our executives’ management of Safeguard towards achieving the annual goals that we believe will contribute to long-term growth in shareholder value. In the past, the Committee has adjusted the relative weightings of corporate and individual objectives for specified employees under our MIP, including our named executive officers, and the Committee may adjust these percentages in the future in light of Safeguard’s overall compensation goals.

2013 Performance Measures. In March 2013, the Committee reviewed and approved the 2013 MIP, including the corporate objectives and weightings to align the short-term incentive provided by the 2013 MIP with our 2013 business strategy. Specifically, the Committee approved the following weighting for the corporate objectives:

Weighting	Corporate Objectives
50% - Partner Company Performance

50% of the total possible points attributable to corporate objectives were based on the achievement by our partner companies of specific performance-related goals (with three measurable goals identified for each partner company). Specifically, the Committee defined three performance-related metrics for each of our partner companies as of December 31, 2012. These pre-defined metrics varied by partner company based on their business plans and strategies and stage of development. A table setting forth a summary of the types of performance metrics for the partner companies in which Safeguard had deployed capital and held an active interest as of the adoption of the 2013 MIP is set forth below. With respect to the achievement of partner company performance goals, the Committee also determined that, for 2013, partner companies would be grouped into three groups, based on the amount of capital deployed into each partner company by Safeguard, with the partner companies representing our largest deployments constituting 50% of the target total points, the middle group of companies constituting 30% of the target total points, and the smaller deployment grouping constituting 20% of the target total points. Weighting of partner companies’ performance may vary from year to year based on such factors as the Committee determines to be appropriate.

50% - Overall Corporate Performance

50% of the total possible points attributable to corporate objectives were based on the Committee’s evaluation of the overall corporate performance of Safeguard during 2013. In March of 2013, the Committee specifically identified the following corporate operating objectives that would be considered in making its assessment of overall corporate performance:

—    capital deployments: specifically, a target of 25 partner companies (net of exited partner companies) as of December 31, 2013; target capital deployments totaling between $50 and $60 million in the aggregate during 2013 to new partner companies; target follow-on capital deployments of between $25 million and $40 million in the aggregate to existing partner companies; and target capital deployments of $2 to $5 million in participating loans through the Penn Mezzanine vehicle;

—    a target of two partner company exits during 2013 with target proceeds to Safeguard of $40 million in the aggregate; and

—    target net corporate operating expenses for 2013 of not greater than $16 million (less interest income generated by participating interests in Penn Mezzanine loans and excluding stock-based compensation, severance expenses and transitional service costs paid to our former CEO).

The Committee also reserved the ability to consider its subjective analysis of the achievement of other corporate objectives and factors, such as share value improvement (compared to industry benchmarks and peer groups) and strategic initiatives and accomplishments.

The Committee established the specific performance-based corporate and partner company target metrics based on recommendations of management and taking into consideration the stage of development of each of our partner companies. Within the specific parameters of the 2013 MIP, the Committee reserved for itself a significant level of discretion in reaching final determinations of achievement levels attained, as described above. The determination to reserve such discretion and flexibility arose from the Committee’s belief, based on prior years’ experiences, that, given Safeguard’s business activities, as circumstances change throughout a given fiscal year, on a macro and/or a micro level, specific/rigid formulas or guidelines for measuring achievement set in the beginning of a year, if strictly applied, may well incent activity that does not result in, or compensation grants that do not match, actual shareholder value creation. The award criteria finally adopted were designed to provide management with a meaningful guideline for meeting the Committee’s criteria for a target award but not guarantee achievement or make achievement somewhat inevitable or impossible. This approach is also intended to provide the possibility of exceeding target awards and some economic recognition, albeit reduced, for near achievement of the target.

The following table summarizes the specific types of performance metrics that we use to assess our partner companies included in the 2013 MIP, with our 2013 partner companies grouped into “A,” “B,” and “C” groupings as indicated and such groupings weighted 50%, 30% and 20%, respectively, of the total points available under the 2013 MIP attributable to partner company performance. The achievement of the specific performance objectives set for our partner companies represents the basis upon which the Committee determined corporate achievement attributable to our partner companies under the 2013 MIP.

Partner Company	2013 Objectives / Targets (may include one or more of the following performance metrics)
Partner Company Grouping A (Weighted 50%)

AdvantEdge Healthcare Solutions MediaMath NovaSom NuPathe PixelOptics

—    Achieve specified level of annual revenue

—    Achieve specified level of EBITDA or specified margin

—    Engage investment banker to assist with consideration of strategic alternatives

—    Complete additional equity or debt financing

—    Manage cash and expenditures to fund operations without additional capital infusion

—    Achieve commercial product launch

Partner Company Grouping B (Weighted 30%)

Beyond.com Bridgevine Crescendo Bioscience Good Start Genetics Putney Spongecell ThingWorx

—    Achieve specified level of annual revenue

—    Achieve specified level of EBITDA or specified margin

—    Engage investment banker to assist with consideration of strategic alternatives

—    Achieve specified level of commercial sales

—    Add additional revenue stream(s) and/or new product or service line(s)

—    Complete additional equity or debt financing

—    Manage cash and expenditures to fund operations without additional capital infusion

Partner Company Grouping C (Weighted 20%)

Alverix AppFirst DriveFactor Hoopla Lumesis Medivo

—    Build-out management team

—    Achieve specified level of annual revenue

—    Manage cash and expenditures to fund operations without additional capital infusion

—    Successful commercial sales of product(s) or service(s), or successful product implementation

In connection with the finalization of the 2013 MIP corporate objectives, each executive also prepared written individual objectives. Our President and Chief Executive Officer’s individual objectives were reviewed and approved by the Committee. Each of our other named executive officers’ individual objectives and the individual objectives of our other senior executives were reviewed and approved by our President and Chief Executive Officer, or by one of our other named executive officers. The individual objectives varied depending upon each participant’s roles and responsibilities.

The following table summarizes the individual objectives approved for each of our current named executive officers:

Named Executive Officer	Personal Objectives (including, but not limited to)
Stephen T. Zarrilli

(objectives consistent with role of President and Chief Executive Officer)

—    Develop and execute short-term and long-term strategic plan

—    Work with the Board and committee Chairs to implement effective compensation structures and methodologies, and Board methods and processes relating to Safeguard’s core business

—    Further enhance communications within the Board and between the Board and management, and continue to leverage Board expertise

—    Refine and enhance capital raising, cash management, and corporate talent resources

—    Enhance relations with significant investors

—    Develop management succession plan

Jeffrey B. McGroarty

(objectives consistent with role of Senior Vice President and Chief Financial Officer)

—    Continue professional development relative to strategic planning and initiatives, as appropriate

—    Revamp, as appropriate, Safeguard’s integrated long-term financial forecasting model

—    Evaluate, model and analyze potential capital raising and other initiatives from a financial and shareholder value perspective

—    Ensure appropriate staffing within finance department to support corporate operations and partner company needs

—    Enhance communications with significant investors

Brian J. Sisko

(objectives consistent with role of Executive Vice President, Managing Director and Chief Operating Officer)

—    Manage legal and operational personnel consistent with reorganization within Safeguard

—    Enhance partner company support operations

—    Continue professional development relative to capabilities applicable to new role within organization

—    Pursue capital raising opportunities to successful conclusion or timely decision to forgo opportunity, as appropriate based on market conditions

Consistent with their respective employment agreements and Safeguard’s overall compensation philosophy, the Committee set the following target MIP awards for 2013 for our current named executive officers:

Name	2012 MIP Target Variable Incentive (1)(2)	2013 MIP Target Variable Incentive	2014 MIP Target Variable Incentive (1)
Stephen T. Zarrilli	$ 425,000	$ 550,000	$ 550,000
Jeffrey B. McGroarty	$ 147,125	$ 187,500	$ 206,250
Brian J. Sisko	$ 290,625	$ 337,500	$ 337,500

(1)	2012 and 2014 MIP target variable incentive amounts have been included for comparison purposes.
(2)	Represents blended 2012 MIP target variable incentive amounts.

There are no mandatory minimum awards payable under the 2013 MIP, and awards are paid based upon the Committee’s determination of the individual’s level of achievement of the corporate and individual performance objectives. Payouts are measured in the aggregate on a sliding scale basis from 0% to a possible 150%.

Determination of 2013 Payouts.

In late 2013 and early 2014, the Committee reviewed Safeguard’s corporate performance against the corporate objectives set forth above and preliminarily determined the following payout levels (with the final payouts conditioned upon the completion of the audit of our 2013 consolidated financial statements and internal control over financial reporting without any unexpected material adjustments). Overall, the Committee determined that 2013 was a year of significant positive results for Safeguard. The key factors upon which the Committee based its determination of the payout level are also summarized below.

Corporate Objectives:	Payout Level (as a % of target)
Partner Company Performance	120%

—    15 of 18 partner companies met or exceeded performance goals established by Safeguard for 2013;

—    Aggregate revenue for our partner companies as a whole grew by approximately 48% year over year, which exceeded Safeguard’s aggregate revenue growth target for partner companies for 2013;

—    Safeguard added six new partner companies and two other early stage enterprises in 2013;

—    Where partner companies were not performing as anticipated, Safeguard management took appropriate action, including leading successful efforts to replace underperforming partner company senior managers; and

—    The achievements of our partner companies as a whole during 2013 significantly offset the challenges experienced by certain individual partner companies.

Overall Corporate Performance	140%

—    Total capital deployments of approximately $49.4 million, with new deployments of approximately $34.1 million and follow-on deployments of approximately $15.3 million in 2013;

—    The sale of our former partner company, ThingWorx, Inc., in late 2013, with initial proceeds to Safeguard of approximately $36.4 million (excluding an additional escrow of $4.1 million) and the sale of former partner company, Alverix, Inc., with initial proceeds to Safeguard of approximately $15.7 million (excluding an additional escrow of $1.7 million);

—    Positive cash management activities, including maintaining corporate operating expenses (less interest income generated by participating interests in Penn Mezzanine loans and excluding stock-based compensation, severance expenses and transitional service costs paid to our former CEO) at approximately $15.0 million during 2013, while adding additional talent within our deal teams;

—    The reorganization of our senior management and deal teams, including adding significant additional talent to Safeguard’s deal teams;

—    A significant litigation victory and the release of a lease guarantee provided by Safeguard for the benefit of a former partner company; and

—    36% increase in share price from December 31, 2012 to December 31, 2013, outperforming the Russell 2000 Index.

Total Percentage	130%

In the aggregate, the Committee concluded that Safeguard performed well beyond its “targeted” 2013 objectives for overall corporate performance.

Following the end of the 2013 calendar year, the Committee also assessed each named executive officer’s achievement of his individual objectives (representing 20% of the total 2013 MIP target award). Each of Messrs. Zarrilli, McGroarty and Sisko completed a self-assessment of his achievement of individual objectives. With respect to our President and Chief Executive Officer, the Committee considered and reviewed Mr. Zarrilli’s self-assessment and his achievement of individual and corporate objectives in determining his 2013 MIP achievement level. Regarding the performance of each of our other named executive officers, the Committee based its assessment principally on the recommendation made by our President and Chief Executive Officer. The Committee’s determination of the individual achievement levels of each of the 2013 named executive officers was as follows:

Named Executive Officer	Personal Achievements (including, but not limited to)	Payout Level (as a % of target)
Stephen T. Zarrilli	— Contributions to short-term and long-term strategic planning for Safeguard; — Successful reorganization of Safeguard’s organizational structure; — Addition of talent to Safeguard’s deal teams; — Effective outreach to and interactions with significant Safeguard shareholders; — His overall achievements in Board relationships and communication; and — His overall leadership of Safeguard.	150%
Jeffrey B. McGroarty	— Effective management of cash and financial reporting; — The finance department’s support of the operations of Safeguard and our partner companies; — The finance department’s evaluation of financing opportunities for Safeguard and its partner companies; — Successful interactions with significant Safeguard investors; and — His overall leadership of the finance department and financial function of Safeguard.	100%
Brian J. Sisko	— Effective reorganization of the Safeguard legal and operational functions; — Operational support that Safeguard provided to partner companies; — Support provided by legal and operations on capital raising initiatives; and — His overall leadership of the legal and operations function of Safeguard.	110%

Based on its assessment of the achievement of the 2013 MIP corporate and personal objectives, the Committee authorized the following individual awards to Safeguard’s named executive officers. The Committee determined, based on consultations with the Committee’s independent consultant and analysis of data related to incentive payment practices being followed within Safeguard’s peer group and throughout the U.S. financial services industry as a whole, to pay 100% of 2013 MIP payments to our executives in cash.

Name	Payout Level (1)	Total Variable Incentive Payment
Stephen T. Zarrilli	134%	$ 737,000
Jeffrey B. McGroarty	124%	$ 232,500
Brian J. Sisko	126%	$ 425,250
Named Executive Officers, as a group (3 persons)	130%	$ 1,394,750

(1)	In percentage terms versus targeted incentive amount.

Long-Term Incentives. The principal approach utilized by the Committee to meet the need for a long-term incentive component to Safeguard’s executive compensation program has been the granting of significant amounts of equity to our named executive officers. Our equity compensation plans allow for the grant of options, restricted stock awards and such other equity-based awards as the Committee may determine to be appropriate from time to time. The mix of the types of equity-based awards may vary from time to time.

As noted above, we compete for executive talent with venture capital and private equity firms, and the Committee reviews comparative information regarding venture capital and private equity industry compensation practices as part of its overall compensation analysis. In these industries, executives (referred to as “managing partners” or “managing directors”) typically have compensation programs heavily weighted towards long-term incentive, structured as a share of the fund’s profits, payable in cash (referred to as “carry”). We currently do not provide our executives with a cash compensation program tied directly to gains from our sales of our partner company holdings. Instead, as part of our overall executive compensation program, we review our equity compensation plans in light of the type of economic benefit and performance metrics that would be included in a “carry” approach to compensation. We compare the initial equity awards made to our named executive officers against our assessment of the carry, which would typically be provided to executives in positions of comparable responsibility at private equity and/or venture capital firms at that time. Based upon information available to the Committee through its consultant, we continually reassess the competitiveness of our executives’ long-term compensation opportunity against a carry methodology as well as other relevant metrics from other types of businesses within our peer group. The potential value for long-term equity grants is intended to be competitive with those held by comparable executives at companies included in the comparison data that is reviewed annually by the Committee (as adjusted for the senior executive’s experience).

We refer to options, restricted stock and PSUs that vest upon achievement of specified performance milestones as “performance-based.” At present, we have issued and outstanding two types of performance-based equity: “market-based vesting” (for awards made between 2005 and June 2008) and “capital-return based vesting” (for awards made since September 2008). Both of these types of performance-based equity are described in detail below.

In general, the Committee has used the following model for allocating equity grants (both initial and any annual grants) between equity grants subject to simple time-based vesting and performance-based equity:

—	25% of the total underlying shares are subject to time-based vesting; of such amount, 25% vests on or about the first anniversary date of the grant date and the remaining 75% vests in 36 equal monthly installments on the same date of each month thereafter; and

—	75% of the total underlying shares are subject to performance-based vesting.

The Committee believes that allocating equity grants in this way aligns the long-term interests of Safeguard management and our shareholders. The Committee may infrequently grant equity allocated in a different manner, in special circumstances. All equity grants to our named executive officers in 2013 were allocated between time-based vesting and capital-return based vesting in the above manner.

During 2005 and continuing through the second quarter of 2008, the performance-based options that we granted vested based on the market price of Safeguard’s common stock on the NYSE over specified periods. We refer to this as the market-based vesting model. Safeguard executives receive no benefit from these market-based options unless our common stock achieves and sustains a target market price (based on the average closing price of a share of our common stock as reported on the NYSE composite tape for 20 consecutive trading days). More information regarding outstanding market-based options granted to our named executive officers is set forth below under “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End 2013.”

Beginning in the third quarter of 2008, the Committee transitioned to a performance-based vesting model for equity awards that we refer to as the capital-return based vesting model. The capital-return based vesting model seeks to vest the equity awarded based on partner company monetizations and the aggregate cash returns produced for Safeguard by such monetizations, in excess of certain predetermined levels. Vesting is calculated annually on September 30 of each calendar year, and begins to occur after a hurdle amount of proceeds are produced (an amount equal to 100% of aggregate cash deployed in the relevant group of partner companies, plus an amount approximating Safeguard’s annual cost of overhead). All instruments will vest upon achievement of a predetermined target amount of proceeds for a designated group of partner companies (an amount equal to 3 times aggregate cash deployed in the relevant group of partner companies for grants between 2008 and 2012, and 2.4 times aggregate cash deployed in the relevant group of partner companies for our 2013 grants). The Committee decided to use a vesting rate for 2013 grants equal to 2.4 times aggregate cash deployed in the relevant group of partner companies, rather than the 3 times cash multiple utilized in connection with prior years’ grants, based on the overall lower returns on capital deployments experienced generally by companies in the venture capital and private equity markets since 2008. After the hurdle amount is reached, the equity awards vest on a linear basis relative to additional proceeds produced beyond the hurdle amount until 100% are vested when the target amount of proceeds is reached. Adjustments to the hurdle amount and the target amount are made if and when Safeguard deploys additional capital into any of the partner companies included in the relevant group.

The Committee annually reviews the equity awards held by our executives and other employees and also may consider awards periodically during a year in an effort to retain and motivate employees and to ensure continuing alignment of executive and shareholder interests. Grants may be made at regularly scheduled meetings or at special meetings convened to approve compensation arrangements for newly hired executives or for executives who have been promoted or are otherwise subject to changes in responsibilities. All of our stock options are granted with an exercise price equal to the average of the high and low trading prices of our common stock on the date of grant. Since 2008, the Committee has utilized the end of Safeguard’s fiscal third quarter each year as an acceptable and administratively convenient time to make annual determinations regarding executive equity compensation matters. For administrative convenience, the Committee has adopted a policy of generally issuing approved grants on the last business day of the quarter for new hires or advisory board grants and on the last business day of the month in which grants are approved by the Committee for all other grants.

In 2013, the Committee decided to use 100% restricted equity awards as the principal component of its long-term incentive program, with 75% of the awards subject to the capital-return based vesting model and 25% of the awards subject to time-based vesting. The decision to use solely restricted equity awards was based, in part, on a recommendation from the Committee’s compensation consultant to further align management’s interests with our shareholders’ interests. The Committee also determined that the capital-return based vesting model, which the Committee initially implemented in 2008 (described above), best aligns the long-term incentive award to the factors critical to the creation of shareholder value. Our executive officers will receive value from these capital-return based vesting awards only if the pre-determined performance conditions are met.

In October 2013, the Compensation Committee approved the following grants of equity under our 2004 Equity Compensation Plan to our named executive officers:

Named Executive Officer	Number of Restricted Shares (1)	Number of PSUs (2)
Stephen T. Zarrilli	8,249	24,745
Jeffrey B. McGroarty	2,250	6,748
Brian J. Sisko	4,124	12,373

(1)	All of the shares of restricted stock granted vest 25% on November 15, 2014, and in 36 equal monthly installments commencing on the same date of each month thereafter, assuming the executive’s continued employment by Safeguard as of such dates.

(2)	All of the PSUs to acquire shares under the 2004 Equity Compensation Plan vest based upon the 2013 capital-return based vesting model adopted by the Committee and are payable in shares of Safeguard common stock, on a one-for-one basis, upon vesting (and payment of required withholding taxes). The partner companies against which the vesting under the 2013 capital-return based vesting model will be measured are Crescendo Bioscience, AppFirst, Sotera Wireless, Pneuron, Clutch Holdings, Quantia, Apprenda, Dabo Health and Noble. The initial hurdle amount is $67,380,000 and the initial target amount is $139,312,000.

More information regarding the equity grants made to our named executive officers during 2013 can be found below under “Executive Compensation — Grants of Plan-Based Awards – 2013.”

Subject to availability under our shareholder approved equity compensation plan, we expect to continue to use stock options, restricted stock and other equity awards as part of our executive compensation program, including performance-based options and PSUs. Equity grants to our key employees may be subject to forfeiture in certain limited circumstances under our Key Employee Compensation Recoupment Policy.

Perquisites (fringe benefits). During 2013, we provided life insurance coverage ranging from $750,000 to $1,000,000 to each of our named executive officers at an average annual cost to Safeguard of approximately $3,592 per named executive officer. Our named executive officers also are eligible to participate in the fringe benefits that Safeguard offers, from time to time, on a non-discriminatory basis to all of our employees.

Severance and Change-in-Control Arrangements

All of our executive officers are employed on an at-will basis. However, all of our named executive officers also have an agreement with Safeguard which provides for certain severance benefits in the event of termination of employment by Safeguard without “cause” or by the officer for “good reason” (as defined in the agreements).

Upon the occurrence of a termination event, each executive will be entitled to those benefits outlined in his agreement with us, which include a multiple of his then current base salary, payment of his pro rata bonus for the year of termination, accelerated vesting of certain equity awards and extension of the post-termination exercise period within which some or all of the equity awards held by the executive may be exercised, coverage under our medical, health and life insurance plans for a designated period of time, and outplacement services or office space. See “Executive Compensation—Potential Payments upon Termination or Change in Control” below for a summary of the specific benefits that each named executive officer will receive upon the occurrence of a termination event.

All of the agreements under which our current named executive officers receive benefits in the event of a “change in control” require a “double trigger,” namely a change in control coupled with a loss of employment or a substantial change in job duties. We believe a “double trigger” provides retention incentives as well as continuity of management in the event of an actual or threatened change in control.

James A. Datin, a former Executive Vice President and Managing Director of Safeguard, resigned in June 2013. We agreed with Mr. Datin that his resignation was for “good reason,” as defined under his agreement with Safeguard dated December 31, 2008, as amended. Accordingly, Mr. Datin was entitled to and received certain severance payments and benefits upon termination of his employment. These severance arrangements are disclosed below under “Executive Compensation—Summary Compensation Table – Fiscal Years Ended December 31, 2013, 2012 and 2011.”

Key Employee Compensation Recoupment Policy

In April 2013, the Board approved a Key Employee Compensation Recoupment Policy (the “Recoupment Policy”). Under the Recoupment Policy, we have the right to require any “key employee” to reimburse to Safeguard all or any part of an amount equal to any cash incentive award, and/or to forfeit all or any part of any equity grant (whether vested or not), awarded, paid, and/or made to such key employee within three years of a “Triggering Event” under the Recoupment Policy. For purposes of the Recoupment Policy, the term “key employee” means each of our named executive officers, each other Safeguard employee who holds the title of Vice President or above, and our controller and assistant controller. A “Triggering Event” is one or more of the following, as determined by the Board or the Committee, in its sole discretion: (i) it is determined that (a) a key employee engaged in any fraud, misconduct, gross negligence or ethical misconduct which resulted in a financial restatement by Safeguard, or any material adverse impact on Safeguard, and (b) the key employee received any cash incentive award or equity grant from Safeguard, the payment or issuance of which was based in whole or in part on such actions of the key employee; or (ii) it is determined that Safeguard’s consolidated financial statements or any other metric utilized by the Committee to establish, in whole or in part, a cash incentive award or equity grant to the key employee were inaccurate due, in whole or in part, to the fraud, misconduct, gross negligence or ethical misconduct of the key employee. The Committee will administer and enforce the Recoupment Policy on behalf of Safeguard and has broad, sole discretionary authority to interpret and to make determinations with respect to the Recoupment Policy. The Committee’s determinations will be final and binding on all key employees and other persons.

The Recoupment Policy was adopted in furtherance of the commitment by the Committee and the Board to sound executive compensation practices and effective corporate governance, and not in response to any particular situation or circumstance. Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to promulgate regulations applicable to public companies that require the recovery of incentive compensation in the event of a financial statement restatement and certain other circumstances. The Board intends to review our Recoupment Policy following SEC adoption of rules to implement Section 954 of Dodd-Frank to ensure compliance with those rules.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a tax deduction for any publicly held corporation for certain executive compensation exceeding $1,000,000 for each “covered employee” in any taxable year, unless it is “performance based” within the meaning of Section 162(m). We believe the stock options and PSUs awarded under our equity compensation plan are in compliance with the provisions of Section 162(m). The portion of cash compensation paid to Mr. Zarrilli in 2013 in excess of $1,000,000 was not “performance-based” compensation within the meaning of Section 162(m) and, therefore, was not deductible by Safeguard. We believe that providing an appropriate level of cash compensation and maintaining flexibility in determining compensation may be more important than preserving this tax deduction. Therefore, the Committee does not currently plan to take any action to qualify any of our other incentive compensation plans under Section 162(m).

Stock Ownership Guidelines

Our Board has established stock ownership guidelines that are designed to closely align the long-term interests of our named executive officers and other senior executives with the long-term interests of our shareholders. Our current ownership guidelines are:

Executive	Ownership Requirement
Chief Executive Officer	4X Base Salary
Executive Vice President / Chief Financial Officer	3X Base Salary
Senior Vice President	2X Base Salary

The Nominating & Corporate Governance Committee monitors compliance with the ownership requirements as of the end of each calendar year. Shares counted toward these guidelines include:

—	Shares beneficially owned by the executive officer;

—	Vested portion of restricted stock units / restricted stock awards;

—	Vested DSUs that have been credited to the executive officer; and

—	Net value of shares underlying vested, in-the-money options (“Net Option Value”).

For purposes of calculating the value to be used in monitoring compliance with the ownership guidelines, we utilize (a) the greater of the current value or the cost basis of purchased shares or vested restricted stock units/restricted stock awards as to which the executive has declared income and paid taxes; and (b) our trailing six-month average share price in determining Net Option Value.

The Nominating & Corporate Governance Committee also approved the time within which each executive must attain the required holding levels. The stock ownership guidelines as approved provide that each executive generally must meet the stock ownership requirement by December 31st of the year of the fifth anniversary of the event triggering the stock ownership requirement (or any increase in the stock ownership requirement). No sales of Safeguard stock by our named executive officers are permitted during the period in which the ownership requirement is not met (except for limited stock sales to meet tax obligations), without the approval of the Board or our Nominating & Corporate Governance Committee. As of the date of this proxy statement, one of our 2013 named executive officers has achieved the required stock ownership level.

Prohibition on Speculation in Safeguard Stock

Safeguard’s policy on securities trading prohibits our executive officers, directors and other employees from engaging in activities with regard to our stock that can be considered as speculative, including but not limited to, short selling (profiting if the market price of our securities decreases); buying or selling publicly traded options (e.g., a put option, which is an option or right to sell stock at a specific price prior to a specified date, or a call option, which is an option or right to buy stock at a specific price prior to a specified date); and hedging or any other type of derivative arrangement that has a similar economic effect. Our executive officers and directors also are prohibited from pledging, directly or indirectly, our common stock or the stock of any of our partner companies, as collateral for indebtedness.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Safeguard’s Annual Report on Form 10-K for fiscal year 2013 and Safeguard’s proxy statement for its 2014 annual meeting of shareholders.

Members of the Compensation Committee:

Julie A. Dobson, Chairperson Andrew E. Lietz George D. McClelland John J. Roberts

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2013, 2012 and 2011

The table below is a summary of total compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2013, 2012 and 2011. At December 31, 2013, there were three individuals serving as executive officers of Safeguard.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Stephen T. Zarrilli President and Chief Executive Officer	2013 2012 2011	550,000 425,000 400,000	— — —	466,877 292,730 71,228	— 279,584 71,554	737,000 403,750 484,800	— — —	19,727 22,398 22,125	1,773,604 1,423,462 1,049,707
Jeffrey B. McGroarty Senior Vice President and Chief Financial Officer	2013 2012	250,000 234,771	— —	127,327 32,730	— 30,838	232,500 132,413	15,813 6,448	15,537 14,369	641,177 451,569
Brian J. Sisko Executive Vice President, Managing Director and Chief Operating Officer	2013 2012 2011	375,000 375,000 375,000	— — —	233,436 56,956 56,236	— 54,397 56,488	425,250 273,188 340,875	10,331 4,973 505	17,447 20,817 20,567	1,061,464 785,331 849,671
James A. Datin Former Executive Vice President and Managing Director	2013 2012 2011	225,000 450,000 425,000	— — —	— 61,988 71,228	— 59,198 71,554	— 391,500 524,200	9,412 9,703 1,164	931,725 20,528 19,855	1,166,137 992,917 1,113,001

(1)	In November 2012, Mr. Zarrilli was promoted from the position of Senior Vice President and Chief Financial Officer to the position of President and Chief Executive Officer, Mr. McGroarty became an executive officer, and Mr. Sisko was promoted to the position of Executive Vice President and Managing Director (and was named to the position of Executive Vice President, Managing Director and Chief Operating Officer in January 2014). The Salary and Non-Equity Incentive Plan Compensation for 2012 for Messrs. Zarrilli, McGroarty and Sisko represent a blended rate based on certain compensation changes that the Compensation Committee approved in connection with their respective promotions. Mr. Datin resigned in June 2013.

(2)	Consistent with SEC rules, stock and option awards are required to be valued using the aggregate grant date fair value computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). Even though awards may be forfeited, the amounts reported do not reflect this contingency. Amounts reported for these awards do not reflect our accounting expense for these awards during the year and may not represent the amounts that our named executive officers will actually realize from the awards. Whether, and to what extent, our named executive officers realize value will depend on (i) the achievement of the market-based or the capital-return based vesting criteria associated with certain stock options and PSUs awarded; (ii) our stock price; and (iii) an individual’s continued employment for awards that are subject to time-based vesting. Vesting of awards held by our named executive officers may be accelerated in certain circumstances as detailed below under “Potential Payments upon Termination or Change in Control.”

(3)	For 2013, the Compensation Committee awarded a combination of time-based vesting restricted stock and PSUs. The fair value of the restricted stock and PSUs is based on $17.55 per share for awards granted on October, 31, 2013, which was the average of the high and low trading prices of a share of our common stock on the grant date. The PSUs are subject to capital-return based vesting criteria and vest based on the aggregate cash produced as a result of monetizations involving certain of our partner companies relative to the amount of cash deployed in connection with such partner companies over a 10-year period, as described in detail under “Compensation Discussion and Analysis –– Long-Term Incentives.” Each PSU entitles a named executive officer to receive one share of Safeguard common stock on or about the date upon which the PSU vests. The grant date fair values included in this column for awards that are subject to capital-return based vesting criteria were computed based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance conditions will be achieved for the PSUs, the full grant date fair value for all stock awards granted during 2013 would be as follows: Mr. Zarrilli–$579,045; Mr. McGroarty–$157,915; and Mr. Sisko–$289,522.

(4)	For 2013, All Other Compensation includes the following amounts:

Name	401(k) Matching Contribution ($)	Life Insurance Premiums ($)	Group Life Insurance Imputed Income ($)	Severance Benefits ($)
Stephen T. Zarrilli	12,750	5,735	1,242	—
Jeffrey B. McGroarty	12,750	2,547	240	—
Brian J. Sisko	12,750	3,800	897	—
James A. Datin	12,750	2,284	598	916,093

Our named executive officers also have occasional personal use of tickets to various sporting events at no incremental cost to us and are eligible to receive matching charitable contributions under our program, which is available to all employees, subject to a maximum of $1,500 in matching contributions for each individual for each calendar year. The severance benefits reported for Mr. Datin represent the following lump-sum payments that he received under his agreement with us dated December 31, 2008, as amended: $450,000, equating to 12 months’ salary; his 2013 MIP payment, equating to the average of his target bonuses for the last three years; and $6,148 for health benefits.

Each of our current named executive officers has an employment agreement with us that sets his initial base salary and respective initial minimum annual cash incentive target award as follows: Mr. Zarrilli ($340,000 salary; $195,000 target award); Mr. McGroarty ($275,000 salary; $206,250 target award); and Mr. Sisko ($340,000 salary; $250,000 target award). Base salaries and annual cash incentive target awards for Messrs. Zarrilli and Sisko, which are reviewed by the Compensation Committee each year, currently exceed these contractual minimum amounts. None of the employment agreements provide for a term of employment and each of these executive officers is an “employee-at-will.” The primary focus of these agreements is to provide our executive officers with severance benefits in the event of a termination of employment involuntarily, for good reason or upon a change in control, as described below under “Potential Payments upon Termination or Change in Control.”

The components of compensation reported in the Summary Compensation Table, including an explanation of the amount of salary and cash incentive compensation in proportion to total compensation, are described in detail under “Compensation Discussion and Analysis.”

Grants of Plan-Based Awards — 2013

The following table shows non-equity and equity incentive plan awards, stock awards and option awards granted during 2013 to our named executive officers.

		Date of	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Closing Market Price on	Grant Date Fair Value of Stock and
Name	Grant Date (2013)	Committee Action (2013)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	Stock or Units (#)(2)(3)	Underlying Options (#)(2)(3)	Option Awards ($/Sh)	Date of Grant ($/Sh)	Option Awards ($)(4)
Stephen T. Zarrilli	03/05 10/31 10/31	03/05 10/21 10/21	— — —	550,000 — —	825,000 — —	— — —	— — 24,745	(5)	— — —	— 8,249 —	— — —	— — —	— — —	— 144,770 322,107
Jeffrey B. McGroarty	03/05 10/31 10/31	03/05 10/21 10/21	— — —	187,500 — —	281,250 — —	— — —	— — 6,748	(5)	— — —	— 2,250 —	— — —	— — —	— — —	— 39,488 87,839
Brian J. Sisko	03/05 10/31 10/31	03/05 10/21 10/21	— — —	337,500 — —	506,250 — —	— — —	— — 12,373	(5)	— — —	— 4,124 —	— — —	— — —	— — —	— 72,376 161,060
James A. Datin	03/05	03/05	—	450,000	675,000	—	—		—	—	—	—	—	—

(1)	These awards were made under our 2013 MIP. There were no mandatory minimum awards payable under our 2013 MIP and the maximum awards payable were 150% of the target amounts. The amounts in the table represent payouts that might have been achieved based on performance at target or maximum performance levels. For Messrs. Zarrilli, McGroarty and Sisko, actual payments under these awards, which have already been determined and were paid in March 2014, are included in the Non-Equity Incentive Plan Compensation column of the 2013 Summary Compensation Table. The amount actually paid to Mr. Datin under this plan is included in the severance benefits paid to him, which is reported in the All Other Compensation column of the 2013 Summary Compensation Table.

(2)	The vesting of equity awards may be accelerated upon death, permanent disability, retirement on or after 65th birthday, termination of employment for good reason or without cause, or termination of employment in connection with a change in control. Further information regarding the equity awards that are subject to acceleration of vesting in each circumstance can be found below under “Potential Payments upon Termination or Change in Control.”

(3)	The restricted stock vests as to 25% of the underlying shares on November 15, 2014 and as to the remaining 75% of the underlying shares in 36 equal monthly installments thereafter. The restricted stock was granted under our 2004 Equity Compensation Plan.

(4)	The amounts in this column represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The assumptions used by us in calculating these amounts are incorporated by reference to Note 9 to our Consolidated Financial Statements in our Annual Report on Form 10-K.

(5)	As described in detail under “Compensation Discussion and Analysis — Long-Term Incentives,” these PSUs are subject to capital-return based vesting criteria and vest based on the aggregate cash produced as a result of monetizations involving certain of our partner companies relative to the amount of cash deployed in connection with such partner companies over a 10-year period. Each PSU entitles a named executive officer to receive one share of Safeguard common stock on or about the date upon which the PSU vests. The PSUs have a 10-year term and were granted under the 2004 Equity Compensation Plan. There is no minimum number of PSU shares potentially issuable and the target amount is the maximum number of shares underlying the PSUs if full vesting of the PSUs is achieved.

Outstanding Equity Awards at Fiscal Year-End — 2013

The following table shows the equity awards we have made to our named executive officers that were outstanding at December 31, 2013.

		Option Awards						Stock Awards
	Grant	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Date	Exercisable	Unexercisable	(#)(2)		($)	Date	(#)(2)(3)	($)(4)	(#)(2)(5)	($)(4)
Stephen T. Zarrilli	06/30/08

06/30/08

09/30/08

09/30/08

10/30/09

10/30/09

10/30/09

11/05/10

11/05/10

11/05/10

11/05/10

09/30/11

09/30/11

09/30/11

09/30/11

10/02/12

10/02/12

10/02/12

10/02/12

12/05/12

12/05/12

12/05/12

12/05/12

10/31/13

10/31/13

		62,500 43,993 1,458 886 3,625 — — 2,895 — — — 2,764 — — — 1,398 — — — 4,954 — — — — —	— — — — — — — 860 — — — 2,150 — — — 3,391 — — — 14,859 — — — — —	— 143,507 — 3,489 — 10,875 — — 11,265 — — — 14,741 — — — 14,368 — — — 59,437 — — — —	(6) (7) (7) (7) (7) (7) (7)	7.650 7.650 7.410 7.410 9.825 9.825 — 15.105 15.105 — — 15.070 15.070 — — 15.435 15.435 — — 13.890 13.890 — — — —	06/30/16 06/30/16 09/30/16 09/30/16 10/30/17 10/30/19 — 11/05/18 11/05/20 — — 09/30/19 09/30/21 — — 10/02/20 10/02/22 — — 12/05/20 12/05/22 — — — —	— — — — — — — — — — 431 — — — 1,074 — — — 1,696 — — — 7,429 — 8,249	— — — — — — — — — — 8,659 — — — 21,577 — — — 34,073 — — — 149,249 — 165,722	— — — — — — 7,250 — — 5,630 — — — 7,371 — — — 7,184 — — — 29,719 — 24,745 —	— — — — — — 145,653 — — 113,107 — — — 148,083 — — — 144,327 — — — 597,055 — 497,127 —
Jeffrey B. McGroarty	12/15/06

09/30/08

10/30/09

10/30/09

10/30/09

11/05/10

11/05/10

11/05/10

11/05/10

09/30/11

09/30/11

09/30/11

09/30/11

10/02/12

10/02/12

10/02/12

10/02/12

12/05/12

12/05/12

12/05/12

12/05/12

10/31/13

10/31/13

		7,821 4,166 875 — — 675 — — — 492 — — — 255 — — — 450 — — — — —	— — — — — 200 — — — 383 — — — 620 — — — 1,350 — — — — —	25,512 — — 2,625 — — 2,625 — — — 2,625 — — — 2,625 — — — 5,400 — — — —	(6) (7) (7) (7) (7) (7)	14.010 7.410 9.825 9.825 — 15.105 15.105 — — 15.070 15.070 — — 15.435 15.435 — — 13.890 13.890 — — — —	12/15/14 09/30/16 10/30/17 10/30/19 — 11/05/18 11/05/20 — — 09/30/19 09/30/21 — — 10/02/20 10/02/22 — — 12/05/20 12/05/22 — — — —	— — — — — — — — 100 — — — 191 — — — 310 — — — 675 — 2,250	— — — — — — — — 2,009 — — — 3,837 — — — 6,228 — — — 13,561 — 45,203	— — — — 1,750 — — 1,313 — — — 1,313 — — — 1,313 — — — 2,700 — 6,748 —	— — — — 35,158 — — 26,378 — — — 26,378 — — — 26,378 — — — 54,243 — 135,567 —

		Option Awards						Stock Awards
	Grant	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Date	Exercisable	Unexercisable	(#)(2)		($)	Date	(#)(2)(3)	($)(4)	(#)(2)(5)	($)(4)
Brian J. Sisko	08/20/07

08/20/07

09/30/08

09/30/08

10/30/09

10/30/09

10/30/09

11/05/10

11/05/10

11/05/10

11/05/10

09/30/11

09/30/11

09/30/11

09/30/11

10/02/12

10/02/12

10/02/12

10/02/12

12/05/12

12/05/12

12/05/12

12/05/12

10/31/13

10/31/13

		41,666 29,329 5,250 3,324 3,625 — — 2,895 — — — 2,182 — — — 1,071 — — — 203 — — — — —	— — — — — — — 860 — — — 1,697 — — — 2,601 — — — 607 — — — — —	— 95,671 — 13,092 — 10,875 — — 11,265 — — — 11,638 — — — 11,015 — — — 2,430 — — — —	(6) (7) (7) (7) (7) (7) (7)	12.636 12.636 7.410 7.410 9.825 9.825 — 15.105 15.105 — — 15.070 15.070 — — 15.435 15.435 — — 13.890 13.890 — — — —	08/20/15 08/20/15 09/30/16 09/30/16 10/30/17 10/30/19 — 11/05/18 11/05/20 — — 09/30/19 09/30/21 — — 10/02/20 10/02/22 — — 12/05/20 12/05/22 — — — —	— — — — — — — — — — 431 — — — 849 — — — 1,300 — — — 303 — 4,124	— — — — — — — — — — 8,659 — — — 17,056 — — — 26,117 — — — 6,087 — 82,851	— — — — — — 7,250 — — 5,630 — — — 5,819 — — — 5,508 — — — 1,215 — 12,373 —	— — — — — — 145,653 — — 113,107 — — — 116,904 — — — 110,656 — — — 24,409 — 248,574 —
James A. Datin (8)	09/30/08 10/30/09 11/05/10 09/30/11 10/02/12	15,189 152 3,619 2,764 1,398	— — — — —	— — — — —		7.410 9.825 15.105 15.070 15.435	09/30/16 10/30/17 11/05/18 09/30/19 10/02/20	— — — — —	— — — — —	— — — — —	— — — — —

(1)	Unless otherwise identified by footnote, options are subject to time-based vesting, with 25% of the underlying shares vesting on the first anniversary date of the grant date and the remaining underlying shares vesting in 36 equal installments each month thereafter.

(2)	Vesting of equity awards may be accelerated upon death, permanent disability, retirement on or after 65th birthday, termination of employment for good reason or without cause, or termination of employment in connection with a change in control. Further information regarding the equity awards that are subject to acceleration of vesting in each circumstance can be found below under “Potential Payments upon Termination or Change in Control.”

(3)	The shares included in this column vest as follows: (i) awards granted before 2013 vest 25% on the first anniversary date of the grant date, with the remaining 75% of the shares vesting in equal monthly installments over the next 36 months thereafter; and (ii) awards granted in 2013 vest 25% on the fifteenth day of the month following the first anniversary of the grant date, with the remaining 75% of the shares vesting in equal monthly installments over the next 36 months thereafter

(4)	Under SEC rules, the value is calculated based on the year-end closing stock price of $20.09, as reported on the NYSE composite tape, multiplied by the number of shares or the number of shares of stock underlying the PSUs that have not vested.

(5)	The PSUs included in this column are subject to capital-return based vesting and vest based on the aggregate cash produced as a result of monetizations involving certain of our partner companies relative to the amount of cash deployed in connection with such partner companies over a 10-year period, as described in detail under “Compensation Discussion and Analysis –– Long-Term Incentives.” The capital-return based vesting for the PSUs included in this column is tied to the following partner companies: (i) for the 2009 and 2011 grants, those partner companies into which we first deployed capital during the preceding 12 months; (ii) for the 2010 and 2012 grants, those partner companies into which we first deployed capital during the preceding 24 months; and (iii) for the 2013 grants, those partner companies into which we first deployed capital during the period November 2012 through December 2013. Each PSU entitles a named executive officer to receive one share of Safeguard common stock on or about the date upon which the PSU vests.

(6)	These options are market-based vesting options and vest upon the achievement of improvement in Safeguard’s stock price. Achievement is measured based on the average daily closing price of Safeguard common stock as reported on the NYSE composite tape for 20 consecutive trading days. The following table shows the per share stock prices at which portions of the shares underlying these market-based vesting options vest:

Percentage of Shares Underlying Options That Vest	Per Share Stock Price
First 20%	$18.9288
Next 30%	$27.8796
Next 40%	$39.0684
Final 10%	$43.3476

In addition to vesting upon the achievement of a specified per share stock price, the shares underlying the options may vest on a pro rata basis on each six-month anniversary of the grant date if the per share stock price is between the designated stock prices (based on the highest average closing price of a share of our common stock as reported on the NYSE composite tape for 20 consecutive trading days during each six-month period).

(7)	These options are subject to capital-return based vesting and vest based on the aggregate cash produced as a result of monetizations involving certain of our partner companies relative to the amount of cash deployed in connection with such partner companies, as described in detail under “Compensation Discussion and Analysis –– Long-Term Incentives.” With the initial award of capital-return based vesting options in 2008, the Compensation Committee established an initial group of companies which consisted of our partner companies existing as of September 30, 2008, other than Clarient, Inc. (“Initial Group”), and tied the vesting for the options awarded in 2008 to predetermined levels of net proceeds returned to us based on monetizations involving the Initial Group. The capital-return based vesting for the options awarded in subsequent years is tied to the following partner companies: (i) for the 2009 and 2011 grants, those partner companies into which we first deployed capital during the preceding 12 months; and (ii) for the 2010 and 2012 grants, those partner companies into which we first deployed capital during the preceding 24 months.

(8)	Under the terms of Mr. Datin’s agreement with Safeguard, all unvested stock options, unvested restricted stock awards and unvested PSUs were forfeited as of December 31, 2013. His vested stock options that were outstanding on December 31, 2013 will remain outstanding and exercisable until December 31, 2014, subject to earlier exercise.

Option Exercises and Stock Vested — 2013

The following table shows stock options that were exercised by the named executive officers during 2013 and restricted stock awards that vested during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen T. Zarrilli	—	—	4,260	73,275
Jeffrey B. McGroarty	16,666	102,163	573	9,599
Brian J. Sisko	—	—	1,593	25,459
James A. Datin	199,151	1,189,177	1,899	30,060

(1)	The value realized on exercise is determined by multiplying the number of shares acquired on exercise by the difference between the exercise price and the average of the high and low trading prices of Safeguard’s common stock, as reported on the NYSE consolidated tape, on the exercise date, or, for those shares which were sold upon exercise of the options, the difference between the sales price of the shares underlying the options exercised and the applicable exercise price of those options.

(2)	The value realized on vesting is determined by multiplying the number of shares vested by the average of the high and low trading prices of Safeguard’s common stock, as reported on the NYSE consolidated tape, on each vesting date.

Nonqualified Deferred Compensation — 2013

In 2003, Safeguard adopted an Executive Deferred Compensation Plan, which is a nonqualified, unfunded plan that provided for a designated group of employees to obtain credits in the form of Safeguard contributions that were allocated to accounts for the benefit of each participant. Participants were not able to defer compensation under the plan. This plan was adopted in order to approximate matching contributions under our 401(k) plan which, based upon the terms and structure of our 401(k) plan, were not available to our most highly compensated personnel.

During 2008, the Compensation Committee approved a change to our 401(k) plan which allowed matching contributions for all of our employees beginning in 2009. Therefore, no contributions have been made to this plan since 2009, and we do not expect to make any future contributions under this plan. Amounts accrued for prior periods will remain credited, and earnings on those prior amounts will continue to be credited, to prior participants in accordance with the terms of the plan.

Lump sum distributions of the vested balance in a named executive officer’s account are made six months following termination.

A committee appointed by Safeguard’s Board selects the funds or indices that are used for purposes of calculating the earnings that are credited to each participant’s account based on a notional investment in the selected funds or indices. Since July 2011, we have calculated earnings based on the performance of the notional investment in the Vanguard 500 Index Signal Fund (VIFSX), one of the investment choices available to participants in our 401(k) plan. The committee, in its discretion, may replace this fund and add new funds.

The following table shows earnings and distributions during 2013 and account balances at December 31, 2013 for the named executive officers.

Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Stephen T. Zarrilli	—	—	—	—
Jeffrey B. McGroarty	—	15,813	—	39,943
Brian J. Sisko	—	10,331	—	61,139
James A. Datin	—	9,412	77,619	—

(1)	Earnings in the last fiscal year are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

(2)	The balance in each named executive officer’s account consists of contributions credited by us and notional accrued gains or losses. At December 31, 2013, each of the named executive officers was fully vested.

Potential Payments upon Termination or Change in Control

Agreements with Messrs. Zarrilli, McGroarty and Sisko

Messrs. Zarrilli, McGroarty and Sisko each have agreements with us which provide for certain benefits upon termination of employment without cause or for good reason, either involuntarily or in connection with a change in control. Under these agreements, the following definitions apply:

Cause	g	Violation of any of our written policies; appropriation of a material business opportunity of our company; misappropriation of company assets; conviction of a felony or any other crime with respect to which imprisonment is a possible punishment; or breach of any material term of the executive’s employment agreement or any other agreement with, or duty owed to, us or any of our partner companies.

Good Reason	g	A material diminution, without the executive’s consent, in the nature or status of the executive’s position, title, reporting relationship, duties, responsibilities or authority; a material reduction of the executive’s base salary; a material breach by us of the executive’s agreement; the relocation of our principal office by more than 30 to 35 miles (as specified in each individual’s agreement); or an executive’s assignment, without his consent, to be based anywhere other than our principal office.

Change in Control	g

A change in control generally occurs when:

—    A person becomes the beneficial owner of securities having 50% or more of the combined voting power of our securities;

—    Less than a majority of our Board consists of continuing directors (which means a director who either is a member of the Board as of the effective date of the change in control or is nominated or appointed to serve as a director by a majority of the then continuing directors);

—    We are subject to a merger or other business combination transaction as a result of which holders of a majority of our equity securities do not own a majority of the equity securities of the surviving company;

—    We sell all or substantially all of our assets or are liquidated.

Payments Made upon Involuntary Termination of Employment without Cause or for Good Reason

Messrs. Zarrilli, McGroarty and Sisko will receive the following benefits upon involuntary termination of employment without cause or for good reason:

—	A lump sum payment equal to 1.5 times the executive’s then current base salary and the executive’s earned prorated bonus for the year of termination;
—	All time-vested stock options will fully vest and remain exercisable for 36 months and vested performance-based stock options will remain exercisable for 12 months;
—	12 months’ continued coverage under our medical, dental and life insurance plans; and
—	Up to $20,000 for outplacement services or office space.

Payments Made upon a Change in Control or Involuntary Termination of Employment without Cause or for Good Reason in Connection with a Change in Control

Messrs. Zarrilli, McGroarty and Sisko will not be entitled to any other payments or benefits (except those that are provided on a non-discriminatory basis to our employees generally upon termination of employment) unless the change in control is coupled with a loss of employment or a substantial change in job duties as described above.

Upon involuntary termination of employment without cause or for good reason within 18 months following a change in control, our named executive officers will receive the following benefits:

—	A lump sum payment equal to 1.5 times the executive’s then current base salary and the executive’s earned prorated bonus for the year of termination;
—	All time-vested stock options will fully vest and remain exercisable for 36 months, all performance-based stock options that have not otherwise vested will vest and remain exercisable for 24 months, and all restricted stock awards and PSUs that have not otherwise vested will vest;
—	12 months’ continued coverage under our medical, dental and life insurance plans; and
—	Up to $20,000 for outplacement services or office space.

Other Payments Made upon Termination of Employment

Regardless of the manner in which a named executive officer’s employment terminates, he also generally will receive payments and benefits that are provided on a non-discriminatory basis to our employees upon termination of employment, including the following:

—	Amounts earned during his term of employment;

—	Upon his death, disability or voluntary termination of employment, his accrued unused vacation pay;

—	Amounts contributed by us for the year of termination under our 401(k) plan (if he has completed the required hours of service, if any, and is an employee on the date as of which we make a contribution);

—	Distribution of accrued and vested plan balances under our 401(k) plan and nonqualified deferred compensation plan;

—	Reimbursement of eligible dental expenses for services incurred prior to termination;

—	Upon his death, disability or retirement on or after his 65th birthday, accelerated vesting of stock options subject to time-based vesting that have not otherwise vested and extension of the post-termination exercise period for all stock options from 90 days to 12 months; and

—	Upon his death or disability, payment of benefits under our other broad-based employee benefit programs, including short-term and long-term disability plans, life insurance program, accidental death and dismemberment plan and business travel insurance plan, as applicable.

The following table shows the potential incremental payments and benefits which our named executive officers would have been entitled to receive upon termination of employment in each situation listed in the table below under their respective agreements and our broad-based employee benefit programs. The agreement between Safeguard and Mr. McGroarty was entered into during January 2014. During 2013, Mr. McGroarty was not entitled to any payments and benefits except those provided on a non-discriminatory basis to all of our employees upon termination of employment. However, in the interest of providing transparent disclosure, for purposes of the following table, we show below the payments and benefits for which Mr. McGroarty would have been eligible if that agreement had been in place for 2013, based on his 2014 compensation. The amounts shown do not include certain payments and benefits available generally to salaried employees upon termination of employment, such as distributions from our 401(k) and deferred compensation plans. The amounts shown in the table are based on an assumed termination as of December 31, 2013, and represent estimates of the maximum incremental amounts and benefits that would have been paid to each executive upon his termination which we have calculated: (i) by assuming each executive officer would have been entitled to his respective 2013 annualized target incentive award for the full year; and (ii) by using our 2014 premium costs for calculating the value of the health and welfare benefits. With the exception of Mr. Datin, who resigned in June 2013, the actual amounts to be paid to each executive would depend on the time and circumstances of an executive’s separation from Safeguard.

	Salary and Bonus ($)	Life Insurance Proceeds or Disability Income ($)	Health and Welfare Benefits ($)	Acceleration of Equity Awards ($)(1)	Total Termination Benefits ($)
Stephen T. Zarrilli
— Normal Retirement (65+)	—	—	—	—	—
— Permanent disability	—	3,685,400	—	122,990	3,808,390
— Death	—	1,550,000	—	122,990	1,672,990
— Involuntary termination without cause or for good reason	1,375,000	—	42,074	122,990	1,540,064
— Change-in-control termination, involuntarily or for good reason	1,375,000	—	42,074	4,654,270	6,071,344
Jeffrey B. McGroarty
— Normal Retirement (65+)	—	—	—	—	—
— Permanent disability	—	3 439,288	—	14,175	3,453,463
— Death	—	1,025,000	—	14,175	1,039,175
— Involuntary termination without cause or for good reason	618,750	—	36,895	14,175	669,820
— Change-in-control termination	618,750	—	36,895	643,134	1,298,779
Brian J. Sisko
— Normal Retirement (65+)	—	—	—	—	—
— Permanent disability	—	2,728,688	—	28,678	2,757,366
— Death	—	1,125,000	—	28,678	1,153,678
— Involuntary termination without cause or for good reason	900,000	—	34,891	28,678	963,569
— Change-in-control termination, involuntarily or for good reason	900,000	—	34,891	2,100,438	3,035,329
James A. Datin
— Termination for good reason	909,945	—	6,148	—	916,093

(1)	Under SEC rules, the value related to the acceleration of equity awards in each scenario is calculated as of December 31, 2013, based on (i) the number of shares underlying stock options for which vesting would have been accelerated, multiplied by the difference between our year-end closing stock price, as reported on the NYSE composite tape, and the exercise price of stock options for which vesting would have been accelerated; and (ii) for restricted stock awards, the number of shares for which vesting would have been accelerated, multiplied by our year-end closing stock price, as reported on the NYSE composite tape; and (iii) for PSUs, the number of shares underlying PSUs for which vesting would have been accelerated, multiplied by our year-end closing stock price, as reported on the NYSE composite tape. For Mr. Datin, we have shown the actual amounts paid in connection with his termination of employment.

ITEM 3 – PROPOSAL TO AMEND AND RESTATE THE

SAFEGUARD SCIENTIFICS, INC. 2004 EQUITY COMPENSATION PLAN

On March 5, 2014, upon the recommendation of our Compensation Committee (the “Committee”), our Board unanimously approved an amendment and restatement of the Safeguard Scientifics, Inc. 2004 Equity Compensation Plan (the “2004 Plan”), subject to approval by our shareholders at the annual meeting, to:

—	rename the plan the 2014 Equity Compensation Plan (as amended and restated, the “2014 Plan”);

—	increase the number of shares of Safeguard common stock authorized for issuance under the 2014 Plan by 2,200,000 shares, from 2,166,666 to 4,366,666 shares;

—	remove authority to use shares that are reacquired by Safeguard upon a net issuance exercise of stock options, or settlement of a stock appreciation right (“SAR”) for less than the full number of shares, for further issuance under the 2014 Plan;

—	provide an annual limit of 50,000 shares on awards issued to non-employee directors;

—	enable compensation attributable to grants under the 2014 Plan to continue to qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Code and to specify additional objective performance award criteria that may be considered by the Committee in granting awards;

—	provide specifically that Safeguard will not use cash to repurchase underwater options without shareholder approval;

—	extend the date on which the 2014 Plan expires to ten years following the effective date of the amendment and restatement (i.e., to March 5, 2024); and

—	make certain other ministerial changes and updates.

The 2004 Plan, which was originally approved by Safeguard’s shareholders in June 2004, authorized Safeguard to issue up to 1,000,000 shares of common stock (as adjusted for certain changes in Safeguard’s capital structure). In August 2009, Safeguard’s shareholders approved an amendment and restatement of the 2004 Plan that increased the number of shares issuable under the 2004 Plan by 1,166,666 shares (i.e., to 2,166,666 shares). As of March 5, 2014, the date on which our Board adopted the proposed amendment and restatement of the 2004 Plan, without taking into account the share increase approved by our Board and being proposed in this proxy statement, only 602,121 shares of common stock remained available for issuance under the 2004 Plan, which is our only existing equity compensation plan.

As of March 5, 2014, there were 833,789 shares of Safeguard common stock subject to outstanding stock options; 182,182 shares underlying outstanding DSUs; 200,843 shares underlying outstanding PSUs; and 46,149 shares subject to unvested restricted stock awards under our 2004 Plan. For information regarding grants that were outstanding at December 31, 2013 under all of our equity compensation plans or arrangements, please see “Securities Authorized For Issuance Under Equity Compensation Plans” below.

In assessing the appropriate terms of the 2014 Plan and the importance of equity as a component of our compensation program, our Committee considered, among other items, our compensation philosophy and practices. The Committee also sought input from Semler Brossy, the Committee’s independent compensation consultant, based on their understanding of prevailing current market practices. Like many companies, Safeguard believes that in order to successfully attract, retain and motivate exceptional executives, employees, non-employee directors and consultants, we must continue to offer a competitive equity incentive program. As noted in our Compensation Discussion and Analysis, we compete for executive talent with venture capital and private equity firms, which typically have compensation programs heavily weighted towards the long-term incentive component, structured as a share of the fund’s profits, payable in cash. We currently do not provide our executives with a cash compensation program tied directly to gains from our sales of partner company holdings. Rather, the principal approach utilized by our Committee to meet the need for a long-term incentive component to our executive compensation program has been the granting of significant amounts of equity to our senior management team. In 2013, as in recent years, 75% of the grants made to our senior management team were subject to capital-return based vesting metrics.

After taking into account the recommendations of Semler Brossy, Safeguard’s anticipated equity compensation needs over the next five years, and the dilutive effect that future compensation awards would have on our shareholders, the Committee determined, and recommended to our Board, that it is in Safeguard’s best interests to increase the number of shares of common stock issuable under our 2004 Plan and also to amend certain other provisions of the 2004 Plan as outlined above. Based upon, and assuming that Safeguard continues to make awards consistent with, recent grant practices, the Committee anticipates that the proposed additional 2,200,000 shares of common stock to be authorized for issuance under the 2004 Plan should be sufficient to meet our needs for approximately the next five years. The Committee and management exercise discipline in granting equity awards, and historically our dilution and burn rate levels have been competitively positioned among our peers and industry. The proposed additional shares to be authorized for issuance under the 2004 Plan will enable us to continue to: (i) maintain this positioning; (ii) provide our senior management team, other employees, non-employee directors and consultants with compensation that is variable based on Safeguard’s performance over the long term, aligning their interests with those of our shareholders; and (iii) provide our executives with a potential value for long-term equity grants that is intended to be competitive with those held by comparable executives at companies included in the comparison data that is reviewed annually by the Committee.

Consistent with the approach in the 2004 Plan, the 2014 Plan includes several provisions that are designed to protect shareholder interests:

✓	No “evergreen” provision, which, if included, would automatically increase the number of shares available for issuance under the 2014 Plan;

✓	No recycling of shares;

✓	No below market grants of stock options or SARs;

✓	No repricing of options or SARs or cancellation of options or SARs in exchange for cash, in either case without shareholder approval for that specific action; and

✓	A separate annual limit on the authorization of awards for non-employee directors.

The Board has directed that the proposed 2014 Plan be submitted to our shareholders for their approval at the annual meeting. Shareholder approval of the amendment and restatement of the 2004 Plan is being sought so that: (i) compensation attributable to grants under the 2014 Plan may continue to qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Code; (ii) incentive stock options granted under the 2014 Plan will meet the requirements of the Code; and (iii) the NYSE listing requirements are met. If our shareholders do not approve the amendment and restatement of the 2004 Plan at the annual meeting, the amendment and restatement of the 2004 Plan will not become effective, and the number of shares authorized for issuance under the 2004 Plan will not be increased nor will any of the other proposed changes be made to the terms of the 2004 Plan.

The Board believes that the number of shares of Safeguard common stock currently available for issuance or transfer under the 2004 Plan is not sufficient in view of our compensation structure, strategy and succession planning process. The Board has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation under our shareholder-approved equity compensation plan. In addition, the Board believes that our interests and the interests of our shareholders will be advanced if we can continue to offer our employees, notably at the senior management level, advisors, consultants, and non-employee directors the opportunity to acquire or increase their proprietary interests in Safeguard. If the proposed 2014 Plan is not approved, Safeguard will not be able to grant any awards to eligible participants once all the shares reserved for issuance under the 2004 Plan have been used. The Board believes that the inability to grant sufficient equity incentives would significantly impair our ability to be competitive with the companies with which Safeguard competes for top talent.

Shareholders may cast a vote (i) FOR, (ii) AGAINST or (iii) ABSTAIN from voting on the proposal to approve the 2014 Plan. Approval of the 2014 Plan requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy.

The Board believes that the 2014 Plan is in the best interests of Safeguard and its shareholders and, therefore, it recommends a vote FOR the 2014 Plan.

Summary of Material Terms of the 2014 Plan

The following summary of the material terms of the 2014 Plan is qualified in its entirety by reference to the complete text of the 2014 Plan, which is attached as Appendix A.

Purpose of the Plan. The 2014 Plan provides the employees of Safeguard and its affiliated entities, non-employee directors, and advisors who perform services at Safeguard’s request with an opportunity to receive grants of SARs, stock options, stock units, performance units, stock awards, dividend equivalents and other stock-based awards. The purpose of the 2014 Plan is to encourage participants to contribute materially to Safeguard’s growth, thereby benefiting Safeguard’s shareholders and aligning the economic interests of the participants with those of our shareholders.

Shares Subject to the Plan. Subject to adjustment as discussed below, as of March 5, 2014, the 2014 Plan authorizes the issuance of up to the sum of the following: (i) 2,200,000 new shares of Safeguard common stock, plus (ii) that number of shares of Safeguard common stock subject to outstanding grants under the 2004 Plan as of March 5, 2014, plus (iii) that number of shares remaining available for issuance under the 2004 Plan but not subject to previously exercised, vested or paid grants as of March 5, 2014. The 2014 Plan provides for the following maximum limits for grants to any individual during any calendar year: (i) the maximum number of shares subject to grants to any one individual participant (other than a non-employee director) is 250,000; (ii) the maximum number of shares subject to grants to non-employee directors is 50,000; (iii) the maximum dividend equivalents that may accrue to any one individual participant may not exceed $500,000; and (iv) the maximum amount payable to any one individual for grants expressed in dollar amounts is $1,000,000.

These limits will be adjusted by the Committee for stock splits, stock dividends, recapitalizations, mergers, consolidations or reorganizations, a reclassification or change in the par value of our stock, or other similar transactions affecting our stock.

Shares used to make grants may be issued directly by us or purchased on the open market and then transferred to participants by us. If and to the extent options granted under the 2014 Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any SARs, stock units, performance units, stock awards, dividend equivalents or other stock-based awards are forfeited or terminated, the shares subject to such grants shall again be available for purposes of the 2014 Plan. Shares of stock surrendered or withheld in payment of the option price of an option or any withholding taxes shall not again be available for issuance or transfer under the 2014 Plan. If SARs are exercised, the full number of shares subject to the SARs shall be considered issued under the 2014 Plan, without regard to the number of shares issued upon settlement of the SARs and without regard to any cash settlement of the SARs.

Administration of the Plan. The Committee will administer the 2014 Plan. An administrative committee comprised of Safeguard employees appointed by the Committee will perform ministerial functions.

The Committee has the sole authority to administer and interpret the 2014 Plan, and the Committee’s determinations relating to the interpretation and operation of the 2014 Plan shall be conclusive and binding on all persons having any interest in the 2014 Plan or in any awards granted under the 2014 Plan. Specifically, the Committee is authorized to:

—	determine the individuals to whom grants will be made;

—	determine the type, size and terms of the grants;

—	determine the time grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability;

—	determine the form and timing of payment under grants; and

—	make factual determinations and adopt or amend appropriate rules, regulations, agreements, and instruments for implementing the 2014 Plan and the conduct of its business.

Eligibility and Award Estimates. All employees of Safeguard and its affiliated companies (including employees who are officers or members of the Board) and certain advisors to Safeguard are eligible to receive grants under the 2014 Plan. Because the granting of awards under the 2014 Plan is at the discretion of the Committee, it is not possible to indicate which persons may receive grants under the 2014 Plan or to estimate the number of shares which may be subject to grants awarded under the 2014 Plan.

Type of Awards. Grants under the 2014 Plan may consist of the following:

—	SARs;

—	incentive stock options;

—	nonqualified stock options;

—	stock units;

—	performance units;

—	stock awards;

—	dividend equivalents; or

—	other stock-based awards.

Stock Appreciation Rights. The Committee may grant SARs. A SAR gives a participant the right to receive the appreciation in the value of Safeguard stock over a specified period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the SAR. The base amount of a SAR is equal to not less than the fair market value of a share of Safeguard common stock on the date the SAR is granted. The Committee may pay this benefit in cash, in stock, or in a combination of cash and stock.

The Committee may grant SARs separately or in tandem with a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted. The base amount of the SAR cannot be less than the fair market value of a share of Safeguard common stock on the date of grant of the SAR. Upon the exercise of a tandem SAR, the related stock option terminates to the extent of an equal number of shares. SARs shall be subject to such vesting and other restrictions specified by the Committee, and the Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.

SARs generally may only be exercised while the participant is employed by or providing services to Safeguard or during an applicable period after termination of employment. A tandem SAR is exercisable only during the period the associated option can be exercised.

Stock Options.

Grant of Stock Options. The Committee may grant incentive stock options or nonqualified stock options, or any combination of the two; however, incentive stock options may be granted only to employees of Safeguard or its subsidiaries.

Option Price. The option exercise price is determined by the Committee at the time of grant and may be equal to or greater than the fair market value on the grant date. Historically, stock options have been granted with an exercise price equal to the fair market value of the shares on the grant date.

Term and Exercisability of Stock Options. At the time of grant, the Committee in its sole discretion will determine when stock options are exercisable and when they expire. The Committee has the authority to accelerate vesting at any time for any reason. The Committee may allow an option to be exercised at a time prior to the time at which the option would otherwise be fully exercisable, in which event the participant would receive restricted shares or be granted interests in restricted shares in a book entry system.

Exercise of Options. A participant may exercise an option by delivering notice of exercise to Safeguard together with payment of the exercise price for the option. The exercise price may be paid in any of the following ways:

—	in cash;

—	by delivering shares of Safeguard common stock already owned by the participant having a fair market value equal to the exercise price or by attestation to ownership of shares of stock having a fair market value equal to the exercise price, provided the tendered shares have been held by the participant long enough to avoid adverse accounting consequences to Safeguard;

—	by “cashless exercise” of a stock option effected by delivering a notice of exercise to Safeguard and a securities broker with instructions to the broker to deliver to Safeguard out of the sale proceeds the amount necessary to pay the exercise price; or

—	any other method of payment the Committee, in its discretion, may approve (which currently includes a “net issuance exercise” of a stock option, which is effected by reducing the number of shares issued upon exercise by that number of shares, equal in fair market value, to the aggregate exercise price).

Termination of Stock Options as a Result of Termination of Employment, Disability or Death. Generally, except as provided in the grant instrument or as otherwise may be determined by the Committee, an option may only be exercised while a participant is employed by or providing service to Safeguard or during an applicable period after termination of employment.

Stock Units. The Committee may grant stock units to an employee, non-employee director or advisor representing a right to receive a share of stock or an amount based on the value of a share of stock. The Committee shall determine the number of stock units to be granted and shall establish the terms and conditions for payment of stock units. Unless the Committee provides for a complete or partial exception, unvested stock units are forfeited if the participant’s employment or service to Safeguard is terminated or if other conditions of the grant are not met. The Committee may grant stock units contingent upon the participant’s taking certain specified actions or meeting other conditions the Committee specifies, including, but not limited to, deferral of compensation by the participant.

Performance Units. The Committee may grant performance units to an employee or non-employee director representing a right to receive a share of stock or an amount based on the value of a share of stock if specified performance goals are met. The Committee shall determine the number of performance units to be granted and shall establish the performance goals and other conditions for payment of performance units. Unless the Committee provides for a complete or partial exception, unvested performance units are forfeited if the participant’s employment or service to Safeguard is terminated or if conditions of the grant are not met.

Stock Awards. The Committee may issue or transfer shares pursuant to a stock award to an employee or non-employee director which may be subject to restrictions which lapse over a period of time or according to other criteria established by the Committee. The Committee shall determine whether a stock award will be granted, the number of shares that will be awarded, the consideration to be paid for the shares, if any, the restrictions applicable to the stock award, and when and how the restrictions will lapse. Unless the Committee provides for a complete or partial exception, stock awards as to which the restrictions have not lapsed are forfeited if the participant’s employment or service to Safeguard is terminated or if other conditions of the grant are not met. Until the restrictions on transfer have lapsed, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of restricted stock. The Committee shall determine to what extent and under what conditions a participant shall have the right to vote shares and receive any dividends or other distributions paid on the shares during the restriction period.

Dividend Equivalents. The Committee may grant dividend equivalents in connection with grants (other than options and SARs) under the 2014 Plan subject to such terms and conditions, including the achievement of performance goals, as the Committee deems appropriate. Dividend equivalents, which may be accrued as a cash obligation, converted to stock units, or paid in stock, may be paid to participants currently or may be deferred. The Committee shall determine whether dividend equivalents will accrue interest.

Other Stock-Based Grants. The Committee may grant other awards that are based on, measured by or payable in stock to employees or non-employee directors on such terms and conditions as the Committee deems appropriate.

Qualified Performance-Based Compensation. The Committee may determine that stock units, performance units, stock awards, dividend equivalents and other stock-based grants granted to an employee shall be considered qualified performance-based compensation. For grants that are intended to be qualified as performance-based compensation, the Committee must establish objective performance goals that must be met, the period during which performance will be measured, the maximum amounts that may be paid if the performance goals are met, and any other conditions that the Committee deems appropriate and consistent with the 2014 Plan and legal requirements. The Committee will establish the performance goals, in writing, at the beginning of the performance period, or during a period that is no later than the earlier of either 90 days after the beginning of the performance period or the date on which 25% of the performance period has been completed, or such other date that is permitted under the Code. The performance goals will be based on objectively determinable criteria, either in absolute terms or in comparison to publicly available industry standards or indices, such as stock price, earnings per share of common stock, return on assets, growth in assets, capital deployment, return on equity, change in net asset value, EBIT, EBITDA, earnings, revenue, operating margins and statistics, operating or net cash flows, financial return and leverage ratios, total shareholder returns, market share, or strategic business criteria consisting of one or more penetration goals, geographic business expansion goals, cost targets, revenue targets, customer satisfaction goals, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the participant’s business unit or the performance of Safeguard as a whole, the performance of one or more of Safeguard’s partner companies, or any combination of the foregoing. The Committee shall certify and announce the results for each performance period immediately following the announcement of Safeguard’s financial results for the performance period. If the performance goals are not met, the grants subject to such performance goals will be forfeited. The Committee may provide that grants shall be payable or restrictions shall lapse, in whole or in part, in the event of a participant’s death or disability during the performance period, a change of control or under other circumstances consistent with the Treasury regulations and rulings under Code Section 162(m).

Deferrals. The Committee may permit or require a participant to defer receipt of the payment of cash or delivery of shares that would otherwise be due to a participant in connection with any grant upon such terms and conditions as the Committee establishes consistent with Code Section 409A.

Termination or Amendment. The Board may amend or terminate the 2014 Plan at any time, provided, however, that the Board shall not amend the 2014 Plan without approval of the shareholders if such approval is required to comply with the Code or applicable laws or with applicable stock exchange requirements. The 2014 Plan will terminate on March 5, 2024, unless terminated earlier by the Board or extended by the Board with the approval of the shareholders. Grants made prior to termination will remain in effect after termination of the 2014 Plan unless the participant consents or unless the Committee revokes or amends a grant in accordance with the terms of the 2014 Plan. The termination of the 2014 Plan will not impair the power and authority of the Committee with respect to outstanding grants.

Adjustment Provisions. The Committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 2014 Plan, to appropriately reflect any of the following events:

—	a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares;

—	a merger, reorganization or consolidation;

—	a reclassification or change in par value;

—	any other extraordinary or unusual event affecting the outstanding common stock as a class without Safeguard’s receipt of consideration; or

—	a substantial reduction in the value of outstanding shares of common stock as a result of a spinoff or Safeguard’s payment of an extraordinary dividend or distribution.

Change of Control. Subject to certain exclusions specified in the 2014 Plan, a Change of Control means the first to occur of any of the following events: (i) an acquisition by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of Safeguard common stock or the combined voting power of the then outstanding voting securities of Safeguard entitled to vote in the election of directors; (ii) a change in the composition of the Board such that the individuals who constitute the Incumbent Board as defined in the 2014 Plan cease to constitute at least a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Safeguard; or (iv) the approval by Safeguard’s shareholders of a complete liquidation or dissolution of Safeguard.

The Committee may modify the definition of Change of Control for a particular grant as the Committee deems appropriate to comply with Code Section 409A.

Upon a Change of Control, unless the Committee determines otherwise, (i) Safeguard will provide each participant who holds outstanding grants with written notice of the Change of Control; (ii) all outstanding options or SARs will become fully exercisable; (iii) the restrictions and conditions on all outstanding stock awards will lapse; (iv) all stock units and performance units will become payable in cash or in stock in an amount not less than the fair market value of the stock to which the units relate; and (v) dividend equivalents and other stock-based awards will become payable in full, in cash or in stock, in amounts determined by the Committee. Although our 2014 Plan does not specifically provide for double-trigger vesting of equity awards upon a Change of Control, all of our named executive officers’ grant agreements do provide for double-trigger vesting of equity awards upon a Change of Control.

Upon a Change of Control where Safeguard is not the surviving corporation, or survives only as a subsidiary of another corporation, all outstanding stock options and SARs that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Alternatively, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding grants without the consent of the participant: (i) require that participants surrender outstanding options and SARs in exchange for payment in cash or in stock, as determined by the Committee, in an amount by which the then fair market value of the underlying stock exceeds the exercise price of the options or the base amount of the SARs, if any; (ii) after giving participants an opportunity to exercise the options and SARs, terminate outstanding options and SARs, at such time as the Committee deems appropriate; or (iii) with respect to participants holding stock units, performance units, dividend equivalents or other stock-based awards, deliver to participants a payment in settlement of such awards in such amount and form as the Committee may determine.

Federal Income Tax Consequences. The current federal income tax treatment of grants under the 2014 Plan is generally described below. This is not a complete description of tax consequences. Local, state and other taxing authorities also may tax grants under the 2014 Plan, and there may be different tax consequences under certain circumstances.

Incentive Stock Options. There generally are no federal income tax consequences to a participant or to Safeguard upon the grant of an incentive stock option.

A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient’s alternative minimum taxable income, which may result in current tax becoming payable by the participant.

A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed of after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. Safeguard will not be entitled to any corresponding tax deduction. In the event that the participant was subject to the alternative minimum tax on exercise, a different analysis may be applicable.

If a participant disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the sale price, if less) and the exercise price. Safeguard generally will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disposition.

Nonqualified Stock Options. A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, Safeguard will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Upon the sale of the shares acquired by the exercise of a nonqualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant’s adjusted tax basis in the shares (which will reflect the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the nonqualified stock options).

Stock Units and Performance Units. A participant who receives a stock unit or performance unit will not recognize taxable income until the unit is paid to the participant; however, such grants may be subject to the requirements of Code Section 409A (see discussion below under “Section 409A”). When the unit is paid, the participant will recognize ordinary income in an amount equal to the fair market value of the stock and cash, if any, paid to the participant. Safeguard generally will be entitled to a business expense deduction in the same amount.

Stock Awards. A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. Safeguard generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Dividend Equivalents and Other Stock-Based Grants. A participant will recognize ordinary income when dividend equivalents and other stock-based awards are paid to the participant in an amount equal to the cash and the fair market value of any shares paid to the participant; however, such grants may be subject to the requirements of Code Section 409A (see discussion below under “Section 409A”). Safeguard generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Stock Appreciation Rights. A participant generally will not recognize any income upon the grant of SARs. Upon exercise of a SAR, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, Safeguard will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Transfer of Stock Options. The Committee may permit a participant to transfer nonqualified stock options to family members or one or more trusts or other entities for the benefit of family members, according to such terms as the Committee may determine. Generally, the participant will not recognize income at the time the participant makes a gift of a nonqualified stock option to family members, one or more trusts or other entities for the benefit of family members. When the transferee later exercises the option, the participant (and not the transferee) must recognize ordinary income on the difference between the fair market value of the stock and the exercise price, and appropriate arrangements must be made to satisfy applicable withholding requirements.

For federal gift tax purposes, if the participant transfers a stock option before the stock option has become exercisable, the transfer will not be considered by the Internal Revenue Service to be a completed gift until the stock option becomes exercisable. The value of the gift will be determined when the stock option becomes exercisable. Gifts of stock options may qualify for the gift tax annual exclusion. If the participant dies after transferring a stock option in a completed gift transaction, the transferred stock option may be excluded from the participant’s estate for estate tax purposes if the applicable estate tax requirements have been met.

Tax Withholding. All grants under the 2014 Plan are subject to applicable tax withholding requirements. We have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of common stock, we may require a participant to pay the amount of any taxes that we are required to withhold or we may deduct the amount of withholding taxes from other wages paid to the participant. If approved by the Committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant’s minimum marginal tax rate for federal (including FICA), state and local tax liabilities. The Committee also may permit a participant to tender other shares to supplement such withholding.

Million Dollar Deduction Limit. Section 162(m) of the Code limits our ability to deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either our principal executive officer or among the three other most highly compensated executive officers for that taxable year as reported in our proxy statement. This limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. Grants of stock options and SARs generally will meet the requirements of “performance-based compensation” if other requirements of Code Section 162(m) are met. Stock awards, stock units and dividend equivalents generally will not qualify as, and performance units may not qualify as, “performance-based compensation.”

Section 409A. Code Section 409A applies to nonqualified deferred compensation. Stock options and SARs granted under the 2014 Plan will generally not be subject to Code Section 409A because the exercise price of the stock options and the base amount of the SARs will not be less than fair market value on the date of grant and they will not contain a deferral feature. Stock awards also will generally not be subject to Code Section 409A. Stock units, dividend equivalents and other stock-based awards will generally be subject to the requirements of Code Section 409A if the recognition of income by the recipient of such awards occurs in any calendar year after the year in which such awards become vested. Grants made under the 2014 Plan that are subject to Code Section 409A are intended to comply with the requirements of Code Section 409A. If the requirements of Code Section 409A are not met with respect to grants subject to Code Section 409A, the participant may be required to currently include such amounts in the participant’s taxable income and additional taxes may be assessed on such amounts, including interest and a 20% penalty tax.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Our equity compensation plans provide a broad-based program designed to attract and retain talent while creating alignment with the long-term interests of our shareholders. Employees at all levels participate in our equity compensation plans. In addition, members of our Board and members of our Advisory Board receive equity grants for their service on our Board and Advisory Board, respectively. Members of our Board also receive DSU awards and are eligible to defer directors’ fees and receive DSUs with a value equal to the directors’ fees deferred and matching DSUs equal to 25% of the directors’ fees deferred.

Our 2001 Associates Equity Compensation Plan (“2001 Plan”) provided for the grant of nonqualified stock options, SARs, restricted stock, performance units, and other stock-based awards to employees, consultants or advisors of Safeguard and its subsidiaries, provided that no grants could be made under this plan to executive officers or directors of Safeguard. Under the NYSE rules that were in effect at the time this plan was adopted in 2001, shareholder approval of the plan was not required. Except for the persons eligible to participate in the 2001 Plan and the inability to grant incentive stock options under the 2001 Plan, the terms of the 2001 Plan are substantially the same as the other equity compensation plans approved by our shareholders (which are described herein or have been described in previous filings).

A total of 900,000 shares of our common stock were authorized for issuance under the 2001 Plan. At December 31, 2013, 260,313 shares were subject to outstanding options and PSUs, no shares were available for future issuance, and 497,211 shares had been issued under the 2001 Plan. The 2001 Plan expired by its terms on February 21, 2011. Equity grants previously awarded under this plan that have not yet expired or otherwise become unexercisable continue to be administered in accordance with the terms of the grants. Any portions of outstanding equity grants under the 2001 Plan that expire or become unexercisable for any reason shall be cancelled and shall be unavailable for future issuance.

During 2007, 2008, 2011 and 2013, the Committee granted “employee inducement” awards to four newly hired executives. The awards were granted outside of Safeguard’s existing equity compensation plans in accordance with NYSE rules and consisted of options to purchase up to an aggregate of 571,666 shares of Safeguard common stock. All of these “employee inducement” awards were granted with a per share exercise price equal to the average of the high and low prices of Safeguard common stock on the grant date. 455,416 of such awards were granted with an eight-year term and 116,250 of such awards were granted with a 10-year term. Of the shares underlying the “employee inducement” awards that were outstanding at December 31, 2013, 142,916 shares are subject to time-based vesting, with an aggregate of 33,543 shares vesting on the first anniversary of the grant date and 100,623 shares vesting in 36 equal monthly installments thereafter, and 2,188 shares vesting on the second anniversary of the grant date and 6,562 shares vesting in 36 equal monthly installments thereafter. Of the remaining shares underlying the “employee inducement” awards that were outstanding at December 31, 2013, 312,500 vest incrementally based upon the achievement of certain specified levels of increase in Safeguard’s stock price and 116,250 vest based on the aggregate cash produced as a result of monetizations involving certain of our partner companies relative to the amount of cash deployed in connection with such partner companies. With the exception of the market-based vesting or capital-return based vesting provisions, the terms and provisions of the employee inducement awards are substantially the same as options previously awarded to other executives under Safeguard’s equity compensation plans.

The following table provides information as of December 31, 2013 about the securities authorized for issuance under our equity compensation plans. The material features of our equity compensation plans are described in Note 9 to the Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the year ended December 31, 2013.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (3)	1,487,469	$12.9612	597,829

Equity compensation plans not approved by security holders (4)	831,979	$11.8962	0

Total	2,319,448	$12.5059	597,829

(1)	Includes a total of 396,517 shares underlying PSUs and DSUs awarded for no consideration and 94,586 shares underlying DSUs awarded to directors in lieu of all or a portion of directors’ fees.
(2)	The weighted average exercise price calculation excludes 491,103 shares underlying outstanding DSUs and PSUs included in column (a) which are payable in stock, on a one-for-one basis.
(3)	Represents awards granted under the 1999 Equity Compensation Plan and the 2004 Plan and shares available for issuance under the 2004 Plan.
(4)	Includes awards granted under the 2001 Plan and 571,666 “employee inducement” awards.

ITEM 4 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, composed entirely of independent, non-employee members of the Board, approved the appointment of KPMG LLP (“KPMG”) as Safeguard’s independent registered public accounting firm for the 2014 fiscal year, and the Board has recommended that our shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Audit Committee may reconsider its recommendation and may retain KPMG or another accounting firm without resubmitting the matter to shareholders. Even if the shareholders ratify the appointment of KPMG, the Audit Committee may select another firm if it determines such selection to be in the best interests of Safeguard and its shareholders.

Services provided to Safeguard and its subsidiaries by KPMG in fiscal year 2013 and fiscal year 2012 are described below under “Independent Registered Public Accounting Firm—Audit Fees.” Representatives of KPMG are expected to attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the proposal.

The Board recommends that shareholders vote FOR the proposal to ratify the appointment of KPMG as Safeguard’s independent registered public accounting firm for the 2014 fiscal year.

Independent Registered Public Accounting Firm—Audit Fees

The following table presents fees for professional services rendered by KPMG for the audit of Safeguard’s consolidated financial statements for fiscal year 2013 and fiscal year 2012 and fees billed for audit-related services, tax services and all other services rendered by KPMG for fiscal year 2013 and fiscal year 2012. This table includes fees billed to Safeguard’s consolidated subsidiaries for services rendered by KPMG.

	2013	2012
Audit Fees (1)	$535,000	$582,500
Tax Fees (2)	89,000	87,000
All Other Fees (3)	9,564	—

Total	$633,564	$669,500

(1)	Audit fees include the aggregate fees for professional services rendered in connection with the audit of the consolidated financial statements included in our Annual Report on Form 10-K, the review of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and KPMG’s assurance services provided in connection with the assessment and testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax fees include the aggregate fees billed by KPMG for tax consultation and tax compliance services.

(3)	All other fees for 2013 represent the aggregate fees billed for expert testimony provided by KPMG representatives in connection with litigation.

The Audit Committee pre-approves each service to be performed by KPMG at its regularly scheduled meetings. For any service that may require pre-approval between regularly scheduled meetings, the Audit Committee has delegated to the Chairperson of the Audit Committee the authority to pre-approve services not prohibited by law to be performed by Safeguard’s independent registered public accounting firm and associated fees up to a maximum of $100,000, and the Chairperson communicates such pre-approvals to the Audit Committee at its next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities regarding general oversight of the integrity of Safeguard’s consolidated financial statements, Safeguard’s compliance with legal and regulatory requirements, the performance of Safeguard’s internal audit function, review and approval of related party transactions, and the performance, qualifications and independence of Safeguard’s independent registered public accounting firm.

Safeguard’s management has primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of Safeguard’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. Safeguard’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and issuing opinions as to the conformity of Safeguard’s audited consolidated financial statements with U.S. generally accepted accounting principles and the effectiveness of Safeguard’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Throughout the year, the Audit Committee regularly meets with management of Safeguard, Safeguard’s independent registered public accounting firm and Safeguard’s internal auditor. The Audit Committee also regularly meets with each of these groups separately in closed sessions. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee reviewed Safeguard’s audited consolidated financial statements for fiscal year 2013 and met and held discussions with management and KPMG regarding the audited consolidated financial statements.

2.	The Audit Committee discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

3.	The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with KPMG its independence.

4.	Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Safeguard’s Annual Report on Form 10-K for fiscal year 2013.

Members of the Audit Committee:

George MacKenzie, Chairperson

Keith B. Jarrett	George D. McClelland	John J. Roberts	Robert J. Rosenthal

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND OFFICERS

The following table shows the number of shares of Safeguard common stock beneficially owned as of March 31, 2014 (unless otherwise indicated), by each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock, our directors, persons named in the Summary Compensation Table in this proxy statement, and our directors and executive officers as a group. For purposes of reporting total beneficial ownership, shares that may be acquired within 60 days of March 31, 2014, through the exercise of Safeguard stock options are included. On March 31, 2014, there were 21,212,641 shares of common stock outstanding and 397,481 shares underlying stock options held by executive officers and directors as a group that were exercisable within 60 days of March 31, 2014.

	Outstanding Shares Beneficially	Options Exercisable	Shares Beneficially Owned Assuming Exercise of	Percent of Outstanding	Other Stock-Based Holdings (2)
Name	Owned	Within 60 Days	Options	Shares (1)	Vested	Unvested
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	1,526,496	—	1,526,496	7.10%	—	—
Dimensional Fund Advisors LP Palisades West, Bldg. One 6300 Bee Cave Road Austin, TX 78746	1,168,491	—	1,168,491	5.43%	—	—
First Manhattan Co. 437 Madison Avenue New York, NY 10022	1,526,414	—	1,526,414	7.09%	—	—
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,442,063	—	2,442,063	11.00%	—	—
Julie A. Dobson	16,332	27,498	43,830	*	30,623	191
Keith B. Jarrett	—	2,084	2,084	*	6,903	—
Andrew E. Lietz	13,889	15,000	28,889	*	27,095	—
George MacKenzie	7,192	31,664	38,856	*	19,696	—
George D. McClelland	14,165	27,498	41,663	*	57,662	—
Jack L. Messman	15,750	14,166	29,916	*	52,818	—
John J. Roberts	2,491	14,166	16,657	*	25,376	—
Robert J. Rosenthal	—	31,665	31,665	*	21,134	—
Stephen T. Zarrilli	48,042	127,836	175,878	*	—	—
Jeffrey B. McGroarty	14,471	15,178	29,649	*	—	—
Brian J. Sisko	51,512	90,726	142,238	*	—	—
James A. Datin (3)	99,129	23,122	122,251	*	—	—
Executive officers and directors as a group (11 persons) (4)	183,844	397,481	581,325	2.69%	241,307	191

(1)	Each director and named executive officer has the sole power to vote and to dispose of the shares (other than shares held jointly with an individual’s spouse). An * indicates ownership of less than 1% of the outstanding shares. Shareholding information for BlackRock, Inc., Dimensional Fund Advisors LP, First Manhattan Co. and T. Rowe Price Associates, Inc. is based on information included in the Schedule 13G or Schedule 13G/A filed with the SEC by each such entity as of December 31, 2013.

(2)	The shares in this column represent DSUs that have been credited to each individual. The DSUs, which may not be voted or transferred, are payable, on a one-for-one basis, in shares of Safeguard common stock following an individual’s termination of service on the Board. See “Corporate Governance and Board Matters – Board Compensation.”

(3)	Mr. Datin resigned as a Safeguard employee in June 2013.

(4)	Excludes Mr. Datin who resigned in June 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than 10% holders of our common stock to file with the SEC reports of ownership of our securities and changes in ownership of our securities. Based solely on our review of the copies of reports we have received and upon written representations from the reporting persons that no Form 5 reports were required to be filed by those persons, Safeguard believes there were no late filings by our directors and executive officers during 2013. There were no known holders of greater than 10% of our common stock during 2013 who failed to file the required reports.

OTHER MATTERS

Expenses of Solicitation

Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and Safeguard will pay the solicitation costs. Copies of proxy materials and the 2013 annual report will be supplied to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses.

Procedures for Submitting Shareholder Proposals

Proposals for Inclusion in the Proxy Statement. To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received at our executive offices no later than the close of business on December 9, 2014. Proposals should be addressed to:

      Safeguard Scientifics, Inc.

      Attention: Corporate Secretary

      435 Devon Park Drive, Building 800

      Wayne, PA 19087-1945

Proposals not Included in the Proxy Statement. With respect to proposals not intended for inclusion in Safeguard’s proxy materials for next year’s annual meeting, if Safeguard does not receive notice of such a proposal by February 28, 2015 and the matter is raised at that meeting, the proxy holders will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Corporate Secretary at the above address.

Additional Information

Safeguard’s annual report to shareholders for the year ended December 31, 2013, including consolidated financial statements and the related notes thereto and other information with respect to Safeguard and our partner companies, will be mailed, together with this proxy statement, on or about April 14, 2014, to shareholders of record as of the close of business on March 28, 2014.

General

Our Internet website address included in this proxy statement is provided for the convenience of our shareholders. The information contained therein or connected thereto are not intended to be incorporated into this proxy statement. All references to our website address are intended to be inactive textual references only.

Safeguard is not aware of any other business to be presented at the annual meeting. If matters other than those described in this proxy statement should properly arise at the annual meeting, the proxies will use their discretion to vote on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Deirdre Blackburn, Corporate Secretary

April 8, 2014

Appendix A

SAFEGUARD SCIENTIFICS, INC.

2014 EQUITY COMPENSATION PLAN

As Amended and Restated Effective March 5, 2014,

Subject to Approval by the Company’s Stockholders

1.	Purpose

The purpose of the Safeguard Scientifics, Inc. 2014 Equity Compensation Plan, as amended and restated, is to provide (i) designated Company employees, (ii) certain advisors who perform services for the Company, and (iii) Nonemployee Directors with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock units, stock appreciation rights, performance units, stock awards, dividend equivalents and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the Company’s growth, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan was originally established by the Company’s Board of Directors effective April 6, 2004 and approved by the stockholders on June 11, 2004. The Plan was amended and restated effective October 21, 2008 to reflect the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and to make certain other clarifying changes. The Plan was again amended and restated effective July 13, 2009, to reflect an increase in the number of shares of Stock authorized for issuance hereunder, and to make clarifying changes and certain other changes. Subject to approval by the stockholders of the Company, the Plan is hereby amended and restated to (i) change the name of the Plan from the 2004 Equity Compensation Plan to the 2014 Equity Compensation Plan, (ii) reflect an increase in the number of shares of Stock authorized for issuance hereunder, (iii) add an annual limit for the number of shares of Stock that may be subject to Grants made to Nonemployee Directors, (iv) revise the share counting methodology under the Plan, and (v) make certain other changes.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)         “Board” means the Company’s Board of Directors as constituted from time to time.

(b)         “Change of Control” means the first to occur of any of the following events:

(i)         An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock of the Company (“Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (a “Control Purchase”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; provided, however, that notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 20% of the Common Stock or the Outstanding Company Voting Securities as a result of the acquisition of Common Stock or Outstanding Company Voting Securities by the Company which reduces the amount of Common Stock or Outstanding Company Voting Securities; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Common Stock or Outstanding Company Voting Securities that increases the percentage of Common Stock or Outstanding Company Voting Securities beneficially owned by such Person, a Change of Control shall then occur; or

(ii)          A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this subsection (ii), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or whose membership on the Board was so approved by a board which itself consisted of a majority of directors elected by the Incumbent Board) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)         Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)         The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(v)          Notwithstanding the foregoing, the Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with Code Section 409A.

(c)         “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(d)         “Committee” means (i) with respect to Grants to Employees and Key Advisors, the Compensation Committee of the Board or its delegate or successor, or such other committee appointed by the Board to administer the Plan or its delegate or its successor, (ii) with respect to Grants made to Nonemployee Directors, the Board or its delegate, and (iii) with respect to Grants designated as “qualified performance-based compensation” under Code Section 162(m), a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Code Section 162(m).

(e)         “Company” means Safeguard Scientifics, Inc., any successor corporation, each corporation which is a member of a controlled group of corporations (within the meaning of Code Section 414(b)) of which the Company is a component member, any subsidiary at least 50% directly or indirectly owned by Safeguard Scientifics, Inc. (or any successor thereto) and any affiliate entity which, with the approval of the Committee, is deemed to constitute an entity controlled by Safeguard Scientifics, Inc.

(f)         “Date of Grant” means the effective date of a Grant; provided, however, that no retroactive Grants will be made.

(g)        “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date, plus any interest earned on such amount.

(h)         “Effective Date” means March 5, 2014.

(i)         “Employee” means, unless otherwise determined by the Committee, an employee of the Company (including an officer or director who is also an employee) other than an individual (a) employed in a casual or temporary capacity (i.e., those hired for a specific job of limited duration), (b) whose terms of employment are governed by a collective bargaining agreement that does not provide for participation in this Plan, (c) characterized as a “leased employee” within the meaning of Code Section 414(d) who is a non-resident alien, or (d) classified by the Company as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court; provided, however, that the Committee shall have the discretion to determine on a case by case basis whether and to what extent an employee of an affiliate shall be deemed an Employee. Any change of characterization of an individual by any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(j)          “Employed by, or providing service to, the Company” shall mean employment or service as an Employee of the Company, Key Advisor, or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock, Performance Units and Other Stock-Based Grants, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee of the Company, Key Advisor, and member of the Board), unless the Committee determines otherwise. The Committee’s determination as to a Participant’s employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, or reemployment shall be conclusive on all persons unless determined to be incorrect.

(k)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)         “Fair Market Value” means the average of the highest and lowest sales prices of a share of Stock on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the composite tape for transactions on the New York Stock Exchange. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange. Notwithstanding the foregoing, in the case of a cashless exercise pursuant to Section 8(g), the Fair Market Value will be the actual sale price of the shares issued upon exercise of the Option.

(m)        “Grant” means an Option, Stock Unit, Performance Unit, Stock Award, Dividend Equivalent, Stock Appreciation Right or Other Stock-Based Award granted under the Plan.

(n)         “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(o)         “Incentive Stock Option” means a stock option that is intended to meet the requirements of Code Section 422, as described in Section 8.

(p)         “Nonemployee Director” means a member of the Board who is not an employee of the Company.

(q)         “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of Code Section 422, as described in Section 8.

(r)         “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase Stock at the Option Price for a specified period of time.

(s)         “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(t)         “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12 of the Plan) as described in Section 13.

(u)         “Participant” means an Employee, Nonemployee Director or Key Advisor designated by the Committee to participate in the Plan.

(v)         “Performance Units” mean phantom units, as described in Section 10.

(w)         “Plan” means this 2014 Equity Compensation Plan, as amended and restated, as in effect from time to time.

(x)         “Stock” means the common stock of Safeguard Scientifics, Inc. or such other securities of Safeguard Scientifics, Inc. as may be substituted for Stock pursuant to Section 5(c) or Section 18.

(y)         “Stock Appreciation Right” means an award of a stock appreciation right (“SAR”), as described in Section 7.

(z)         “Stock Award” means an award of Stock, as described in Section 11.

(aa)       “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

3.	Administration

(a)         Committee. The Plan shall be administered and interpreted by the Committee or its successor; ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b)         Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 21 below, and (v) deal with any other matters arising under the Plan.

(c)         Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

4.	Grants

Grants under the Plan may consist of grants of SARs as described in Section 7, Incentive Stock Options and Nonqualified Stock Options as described in Section 8, Stock Units as described in Section 9, Performance Units as described in Section 10, Stock Awards as described in Section 11, Dividend Equivalents as described in Section 12 and Other Stock-Based Awards as described in Section 13. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares Subject to the Plan

(a)         Shares Authorized. Subject to adjustment as described below, as of the Effective Date, the total aggregate number of shares of Stock that may be issued under the Plan is the sum of the following (i) 2,200,000 new shares of Stock, plus (ii) that number of shares of Stock subject to outstanding Grants under the Plan as of March 5, 2014, plus (iii) that number of shares remaining available for issuance under the Plan but not subject to previously exercised, vested or paid Grants as of March 5, 2014. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any SARs, Stock Awards, Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered or withheld in payment of the Option Price of an Option or any withholding taxes with respect to any Grant, shall not be available for issuance or transfer under the Plan. If SARs are exercised, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares of Stock issued upon settlement of the SARs and without regard to any cash settlement of the SARs. To the extent that any other Grants are paid in cash, and not in shares of Stock, any shares previously reserved for issuance or transfer under the Plan with respect to such Grants shall again be available for issuance or transfer under the Plan. The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Stock that may be issued under this Plan, but shall not apply for purposes of determining the maximum number of shares of Stock with respect to which Grants may be made to any Participant under this Plan. For the avoidance of doubt, if shares of Stock are repurchased by the Company on the open market with the proceeds of the Option Price of Options, such shares may not again be made available for issuance under this Plan.

(b)         Individual Limits. Grants under the Plan may be expressed in cash, in shares of Stock or in a combination of the two, as the Committee determines. The maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any individual (other than a Nonemployee Director) during any calendar year shall be 250,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000. To the extent that Grants made under the Plan are expressed in dollar amounts, the maximum amount payable to any individual during any calendar year shall be $1,000,000. Notwithstanding anything to contrary herein, the maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any individual Nonemployee Director during any calendar year shall be 50,000, subject to adjustment as described below.

(c)         Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock with respect to which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share down to the nearest whole number. In addition, the Committee shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this subsection (c) or applicable law, including in the event of a Change of Control. Any adjustments to outstanding Grants shall be consistent with Code Sections 409A or 422, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.	Eligibility for Participation

(a)         Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Nonemployee Directors shall be eligible to participate in the Plan. Advisors who perform services at the Company’s request (“Key Advisors”) shall be eligible to participate in the Plan.

(b)         Selection of Participants. The Committee shall select the eligible parties to receive Grants and shall determine the number of shares of Stock subject to each Grant.

7.	Stock Appreciation Rights

(a)         General Requirements. The Committee may grant SARs to Employees, Nonemployee Directors and Key Advisors separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Option Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Stock as of the Date of Grant of the SAR. In no event shall the base amount of the SAR be less than the Fair Market Value of a share of Stock as of the Date of Grant of the SAR.

(b)         Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Stock purchased pursuant to such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Stock.

(c)         Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Company or during the applicable period after termination of employment. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company or any of its subsidiaries who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

(d)         Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Stock or a combination thereof, as determined by the Committee. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

(e)         Form of Payment. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Stock to be received, shares of Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

8.	Options

(a)         General Requirements. The Committee may grant Options to Employees, Nonemployee Directors and Key Advisors upon such terms and conditions as the Committee deems appropriate under this Section 8.

(b)         Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options.

(c)         Type of Option and Price.

(i)          The Committee may grant Incentive Stock Options or Nonqualified Stock Options, or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in Code Section 424. Nonqualified Stock Options may be granted to Employees, Nonemployee Directors and Key Advisors. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonqualified Stock Option.

(ii)         The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Stock on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, on the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, as defined in Code Section 424, unless the Option Price per share is not less than 110% of the Fair Market Value of a share of Stock on the Date of Grant.

(d)         Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, on the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, as defined in Code Section 424, may not have a term that exceeds five years from the Date of Grant.

(e)         Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. With the consent of the Committee, an Option may be exercised at a time prior to the time at which the Option would otherwise be fully exercisable, in which event the Participant shall receive shares of restricted stock (or be granted interests in restricted shares in a book entry system) on such terms and conditions as shall be determined by the Committee.

(f)         Termination of Employment or Service. Except as provided in the Grant Instrument, or as otherwise may be determined by the Committee in its discretion, an Option may only be exercised while the Participant is employed by, or providing service to, the Company. The Committee shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g)         Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option:

(i)         in cash,

(ii)         with the approval of the Committee, by delivering shares of Stock owned by the Participant (including Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price, or by attestation (on a form prescribed by the Committee) to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price,

(iii)         by payment through a broker, provided the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, as determined by the Committee in its sole discretion, or

(iv)         by such other method as the Committee may approve.

Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

(h)         Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in Code Section 424, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in Code Section 424.

9.	Stock Units

(a)         General Requirements. The Committee may grant Stock Units to Employees, Nonemployee Directors and Key Advisors, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b)         Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted, the requirements applicable to such Stock Units, and to the extent required by Code Section 409A, the specified payment events on which the Stock Units will be payable. Pursuant to the requirements of Section 12, the Committee may grant Dividend Equivalents with respect to Stock Units.

(c)         Payment with respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee.

(d)         Requirement of Employment, Service or Other Action. If a Participant ceases to be employed by, or providing service to the Company, or if other conditions established by the Committee are not met, the Participant’s unvested or contingent Stock Units shall be forfeited. The Committee may grant Stock Units contingent upon the Participant’s taking certain specified actions as the Committee sees fit, including, but not limited to, deferral of compensation by the Participant. The Committee may provide for complete or partial exceptions to the employment or service requirement as it deems appropriate.

10.	Performance Units

(a)         General Requirements. The Committee may grant Performance Units to an Employee or Nonemployee Director, upon such terms and conditions as the Committee deems appropriate under this Section 10. Each Performance Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b)         Terms of Performance Units. The Committee shall establish the performance goals and other conditions for payment of Performance Units. Performance Units may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Units to be granted, the requirement applicable to such Performance Units, and to the extent required by Code Section 409A, the specified payment events on which the Performance Units will be paid. Pursuant to Section 12, the Committee may grant Dividend Equivalents with respect to Performance Units.

(c)         Payment with respect to Performance Units. At the end of each performance period, the Committee shall determine to what extent the performance goals and other conditions of the Performance Units have been met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. Payment of Performance Units shall be made as set forth in the Grant Instrument, and, if applicable, shall be structured to comply with Code Section 409A.

(d)         Requirement of Employment or Service. If a Participant ceases to be employed by, or providing service to the Company, or if other conditions established by the Committee are not met, the Participant’s Performance Units shall be forfeited. The Committee may provide for complete or partial exceptions to the employment or service requirement as it deems appropriate.

11.	Stock Awards

(a)         General Requirements. The Committee may issue or transfer shares of Stock to an Employee or Nonemployee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration (except as required by applicable law), and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Award will remain subject to restrictions, if any, will be designated in the Grant Instrument as the “Restriction Period.”

(b)         Number of Shares. The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c)         Requirement of Employment or Service. If the Participant ceases to be employed by, or providing service to, the Company, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Stock must be immediately returned to the Company. The Committee may provide for complete or partial exceptions to the employment or service requirement as it deems appropriate.

(d)         Restrictions on Transfer. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each certificate for a share of Stock underlying a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering any shares as to which restrictions have lapsed. The Committee may determine that the Company will not issue certificates for shares of Stock underlying Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock underlying Stock Awards until all restrictions on such shares have lapsed. Alternatively, the Participant’s rights in the Stock Award shall be appropriately reflected in a book entry system maintained by the Company, and a stock certificate shall be issuable at the end of the Restriction Period.

(e)         Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, during the Restriction Period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions

12.	Dividend Equivalents

The Committee may grant Dividend Equivalents in connection with Grants (other than Options and SARs) under the Plan, under such terms and conditions as the Committee deems appropriate under this Section 12. All Dividend Equivalents may be paid to Participants currently or may be deferred as determined by the Committee and set forth in the Grant Instrument. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant. The Committee shall determine whether any deferred Dividend Equivalents will accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of two, as determined by the Committee.

13.	Other Stock-Based Grants

The Committee may grant other awards that are based on, measured by or payable in Stock to Employees or Nonemployee Directors, on such terms and conditions as the Committee deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee. The Committee may grant Dividend Equivalents with respect to Other Stock-Based Awards.

14.	Qualified Performance-Based Compensation

(a)         Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under Code Section 162(m). The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under Code Section 162(m). To the extent that Grants under this Plan designated as “qualified performance-based compensation” under Code Section 162(m) are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance-based compensation” but instead must be separate and apart from all other Grants made.

(b)         Performance Goals. When Grants that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing:

(i)           the objective performance goals that must be met,

(ii)          the period during which performance will be measured,

(iii)         the maximum amounts that may be paid if the performance goals are met, and

(iv)         any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Code Section 162 for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c)         Criteria Used for Objective Performance Goals. In setting the performance goals for Grants designated as “qualified performance-based compensation” pursuant to this Section 14, the Committee shall use objectively determinable performance goals based on one or more of the following objective criteria, either in absolute terms or in comparison to publicly available industry standards or indices: Stock price, earnings per share of Stock, return on assets, growth in assets, capital deployment, return on equity, change in net asset value, EBIT, EBITDA, earnings, revenue, operating margins and statistics, operating or net cash flows, financial return and leverage ratios, total stockholder returns, market share, or strategic business criteria consisting of one or more penetration goals, geographic business expansion goals, cost targets, revenue targets, customer satisfaction goals, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. In addition, in setting the performance goals for Grants not designated as “qualified performance-based compensation” for purposes of Code Section 162(m), the Committee may use such other goals as are developed in the Company’s operating plan for the performance period. The performance goals may relate to the Participant’s business unit, the performance of the Company as a whole, the performance of one or more of the Company’s partner companies, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d)         Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code Section 162(m).

(e)         Announcement of Results. The Committee shall certify and announce the results for the performance period to all Participants after the Company announces the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the applicable Grants for the performance period shall be forfeited or shall not be paid as applicable.

(f)         Death, Disability or Other Circumstances. The Committee may provide that Grants shall be payable or restrictions shall lapse, in whole or in part, in the event of the Participant’s death or disability during the performance period, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Code Section 162(m).

15.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals as it shall determine in its sole discretion, consistent with the applicable requirements of Code Section 409A.

16.	Withholding of Taxes

(a)         Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)         Share Withholding. At the Company’s election, or if the Committee so permits, with respect to a Participant, the Company’s tax withholding obligation with respect to Grants paid in Stock may be satisfied by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities, provided, however, that at the Company’s sole discretion, a Participant may be permitted to tender other shares of Stock to the Company to supplement such withholding, but only if such action is not in violation of applicable law and does not result in materially disadvantageous tax, accounting or financial results to the Company. If the Committee permits a Participant to elect share withholding, the Participant’s election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

17.	Transferability of Options

The transferability of Options granted under the Plan shall be governed by the following provisions:

(a)         Incentive Stock Options. During the lifetime of the Participant, Incentive Stock Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death.

(b)         Nonqualified Stock Options — Limited Transferability. Except as otherwise specifically determined by the Committee, Nonqualified Stock Options shall be subject to the same limitation on transfer as Incentive Stock Options, except that the Committee may structure one or more Nonqualified Stock Options so that the Option may be assigned in whole or in part during the Participant’s lifetime to one or more family members of the Participant or to a trust established exclusively for one or more such family members, consistent with the applicable securities laws. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

(c)         Beneficiary Designation. Notwithstanding the foregoing, the Participant may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Participant’s death.

18.	Consequences of a Change of Control

(a)         Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Participant who holds outstanding Grants with written notice of the Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, (iv) all Stock Units and Performance Units shall become payable in cash or in Stock in an amount not less than the Fair Market Value of the Stock or the Stock to which the units relate, as determined by the Committee, and (v) Dividend Equivalents and Other Stock-Based Awards shall become payable in full in cash or in Stock, in amounts determined by the Committee.

(b)         Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c)         Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options or SARs in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount by which the then aggregate Fair Market Value subject to the Participant’s unexercised Options or SARs exceeds the aggregate Option Price or base amount, as applicable (if any), or (ii) after giving Participants an opportunity to exercise their outstanding Options or SARs, the Committee may terminate any or all unexercised Options or SARs, at such time as the Committee deems appropriate, and (iii) with respect to Participants holding Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards, the Committee may determine that such Participants shall receive a payment in settlement of such Stock Units, Performance Units, Dividend Equivalents or other Stock-Based Awards, in such amount and form as may be determined by the Committee; provided, that the payment amount shall deliver an equivalent value for such settled award. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(d)         Committee. The Committee making the determinations under this Section 18 following a Change of Control must be comprised of the same members as those members of the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

19.	Other Transactions

The Committee may provide in a Grant Instrument that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

20.	Requirements for Issuance or Transfer of Shares

No Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on the Participant’s subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

21.	Amendment and Termination of the Plan

(a)         Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 23(b) below. Notwithstanding the preceding, the Board may amend the Plan at any time, without the consent of the Participant, to comply with applicable legal requirements or to ensure the various Grants awarded under this Plan maintain the designations given to them in the Plan, including, but not limited to, changes necessary to ensure an Option continues to be an Incentive Stock Option or to ensure qualified performance-based compensation continues to “qualified performance-based compensation” under Code Section 162(m).

(b)         No Repricing without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, or cancel outstanding Options or SARs in exchange for cash, nor may the Board amend the Plan to permit repricing or cancellation in exchange for cash of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing or cancellation in exchange for cash. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time, or any other substantially equivalent successor rule.

(c)         Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants denominated as “qualified performance-based compensation” are awarded under Section 14 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders’ meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by Code Section 162(m) or the regulations thereunder. Any such reapproval shall not affect outstanding Grants made within the five-year period following the year in which the previous approval was obtained.

(d)         Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

22.	Effective Date of the Plan

The Plan, as amended and restated herein, shall be effective on March 5, 2014, subject to the approval of the Company’s stockholders within 12 months of the Effective Date.

23.	Miscellaneous

(a)         Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(b)         Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Code Section 422 and that, to the extent applicable, all other Grants comply with the requirements of Code Section 409A. To the extent that any legal requirement of Code Sections 422 or 409A as set forth in the Plan ceases to be required under Code Sections 422 or 409A, that Plan provision shall cease to apply. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of Code Section 162(m). To the extent that any legal requirement of Section 16 of the Exchange Act or Code Section 162(m) as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Code Section 162(m), that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation without a Participant’s consent. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)         Code Section 409A. The Plan is intended to comply with the applicable requirements of Code Section 409A and the regulations promulgated thereunder, to the extent applicable, and shall be administered in accordance with Code Section 409A to the extent Code Section 409A is applicable to the Plan or any Grant hereunder. Each Grant shall be subject to such terms as the Committee determines and shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of Code Section 409A, or (ii) satisfies such requirements. Grants of Performance Units, Stock Units, and similar Other Stock-Based Awards shall be structured in a manner consistent with the requirements of Code Section 409A and distributions shall only be made in a manner and upon an event permitted under Code Section 409A and, to the extent required under Code Section 409A, payments to a Participant who is a “specified employee” (within the meaning of such term under Code Section 40A) upon his or her separation from service shall be subject to a six-month delay and shall be paid within 15 days after the end of the six-month period following separation from service. All payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Code Section 409A. Except as permitted by Code Section 409A, in no event shall a Participant, directly or indirectly, designate the calendar year in which the distribution is made.

(d)         Effect of Revisions to Accounting Standards or Applicable Law. In the event of revisions to accounting standards applicable to the Company or to applicable law, which revisions are viewed by the Committee as resulting in a material detriment to the Company, the Committee shall have the discretion to modify any Grant, Grant Instrument or related right or document issued under this Plan but only to the extent such modification does not result in a material detriment to the Participant.

(e)         Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(f)         Grants to Non-Exempt Employees. Options and SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the Date of Grant (except that Options and SARs may become exercisable, as determined by the Committee upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by the applicable regulations).

(g)         Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specified assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)         Rights of Participants. Nothing in this Plan shall entitle any Employee, Nonemployee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(i)         No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)         Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(k)         Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws provisions thereof.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE GRAY BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2014.

Vote by Internet • Go to www.investorvote.com/SFE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message

The cumulative voting feature for the election of directors is available if you sign and return the proxy or vote in person at the annual meeting; however, it is not available if you vote by telephone or the Internet.

Annual Meeting Proxy Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1.	ELECTION OF DIRECTORS—Nominees:									+
		For	Withhold		For	Withhold		For	Withhold
	01 - Andrew E. Lietz	☐	☐	02 - Stephen T. Zarrilli	☐	☐	03 - Julie A. Dobson	☐	☐
	04 - Keith B. Jarrett	☐	☐	05 - George MacKenzie	☐	☐	06 - George D. McClelland	☐	☐
	07 - Jack L. Messman	☐	☐	08 - John J. Roberts	☐	☐	09 - Robert J. Rosenthal	☐	☐

☐	To cumulate votes, check box and write the name of the nominee(s) and the number of votes to be cast for each nominee in the space below.

		For	Against	Abstain			For	Against	Abstain
2.	Advisory resolution to approve the compensation of the Company’s named executive officers.	☐	☐	☐	3.	Approval of the amended and restated 2004 Equity Compensation Plan.	☐	☐	☐

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢		1 UPX	+
01T66B

Computershare is the stock transfer agent and registrar for Safeguard Scientifics, Inc. Computershare provides you the flexibility to access information and process transactions using its toll-free shareholder services center, automated telephone support system and Internet capabilities.

Contacting Computershare

Please direct your inquiries and transaction requests to Computershare using the options listed below:

Telephone inquiries:	1-800-736-3001 (U.S., Canada, Puerto Rico)
1-781-575-3100 (non U.S.)
1-800-952-9245 (TDD)
E-mail inquiries:	web.queries@computershare.com
Written requests:	Computershare Investor Services
P.O. Box 43078
Providence, RI 02940

Investor Centre

You also can manage your account online via Investor Centre, Computershare’s Web-based tool for shareholders. Here you can view your account details, update your account information and process various transactions. Registration is quick and easy. You can access The Investor Centre at www.computershare.com/investor.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - -

Proxy — Safeguard Scientifics, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAFEGUARD SCIENTIFICS, INC.

No matter how many shares you hold, we consider your vote important and encourage you to vote as soon as possible. When you sign and return this proxy card, you

•

appoint Brian J. Sisko and Jeffrey B. McGroarty (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 22, 2014, and at any adjournments of that meeting;

•	authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting; and
•	revoke any previous proxies you may have signed.

IF YOU SIGN AND RETURN THE PROXY BUT DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE (1) FOR ALL NOMINEES TO THE BOARD OF DIRECTORS; (2) FOR THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE PROXY STATEMENT; (3) FOR APPROVAL OF THE AMENDED AND RESTATED 2004 EQUITY COMPENSATION PLAN; (4) FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014; AND (5) AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(continued, and to be marked, signed and dated, on the reverse side)